Exhibit 99.1
EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION - Unaudited
Third Quarter 2010

OVERVIEW:	Section I
Earnings Release	1.1
Overview	1.5

FINANCIAL STATEMENTS:	Section II
Consolidated Balance Sheets	2.1
Consolidated Statements of Operations	2.2
Consolidated Statements of Funds From Operations (FFO)	2.3
Reconciliations of Net Earnings (Loss) to FFO and EBITDA	2.4
Calculation of Per Share Amounts	2.5

DIRECT OWNED:	Section III
Operating Properties	3.1
Under Development Portfolio and Land	3.2
Development Activity	3.3
Investing Activity	3.4

INVESTMENT MANAGEMENT:	Section IV
ProLogis’ Investments in Unconsolidated Investees	4.1
Operating Portfolio of Property Funds	4.2
Summarized Financial Information of Property Funds	4.3
Investing and Financing Activity	4.5

OPERATING STATISTICS:	Section V
Direct Owned Leasing and Capital Expenditures	5.1
Investment Management Leasing and Capital Expenditures	5.2
Same Store Analysis and Top Customers	5.3
Major Logistics Corridors and Total Portfolio	5.4

DEBT:	Section VI
ProLogis Debt Summary	6.1
ProLogis Debt and Equity	6.2
Property Fund Debt Summary	6.3
ProLogis Debt Covenant Ratios	6.4

NET ASSET VALUE:	Section VII
Components of Net Asset Value for ProLogis	7.1

NOTES AND DEFINITIONS:
Notes to Supplemental Information	Appendix A
Definitions	Appendix B
Executive Office Address • 4545 Airport Way • Denver, CO 80239 • +1 (303) 567-5000

Third Quarter 2010
PROLOGIS REPORTS THIRD QUARTER RESULTS
– New Date and Time for Conference Call –
– Key Industrial Indicators Showing Improvement –
– Dispositions Ahead of Plan; Support Enhanced Portfolio Quality and
Concentration in Major Logistics Corridors –
– Company Provides Dividend and 2011 FFO Outlook –
Denver, Colo. — October 25, 2010 — ProLogis (NYSE: PLD), the leading global provider of distribution facilities, today reported third quarter 2010 funds from operations as defined by ProLogis (FFO), excluding significant non-cash items, of $0.22 per diluted share. Of this amount, approximately $0.07 related to gains from disposition activity and $0.15 per diluted share was from core operations. FFO, including significant non-cash items of $0.01, was $0.21 per diluted share.
For the nine months ended September 30, 2010, FFO, excluding significant non-cash items and year-to-date non-recurring charges, was $0.50 per diluted share, relative to the company’s full-year 2010 guidance of $0.70 to $0.78 per diluted share. Core FFO for the nine months was $0.38 per diluted share relative to the company’s full-year guidance of $0.53 to $0.56 per diluted share.
The company reported a net loss of $0.03 per diluted share for the third quarter of 2010 and a net loss of $0.27 per diluted share for the nine months ended September 30, 2010.
“During the quarter, we made significant progress on our objective of disposing of non-strategic, direct owned properties in order to reduce debt and create value through accretive development,” said Walter C. Rakowich, chief executive officer. “Our third-quarter dispositions and those we plan to complete in the fourth quarter or in early 2011 support our efforts to shift investment into new development, increase our direct owned portfolio outside the United States and enhance the quality and concentration of our properties within major logistics corridors.”
Industrial Fundamentals Showing Improvement
“Industrial operating performance metrics are turning around, although the pace of improvement is more moderate than we have experienced in past recoveries,” Rakowich said. “There is a continued lack of new development in our global markets, and the availability of large, modern distribution centers is shrinking. We believe we are nearing a tipping point where even a modest improvement in demand could facilitate a rapid recovery in the industrial market. Among the favorable signs are: positive net absorption in the top 31 North American industrial markets for the second consecutive quarter, stable-to-improving occupancies and rental rate growth in select, supply constrained markets. Overall, fundamentals are headed in the right direction.”
The company’s total industrial operating portfolio (including completed development and the investment management portfolio) was 89.90 percent leased at the end of the quarter, up 24 basis points from 89.66 percent at June 30, 2010. Leasing in the company’s completed development portfolio increased by 122 basis points, or 217 basis points excluding the contribution and sale of fully leased properties during the quarter (see page 3.1). Total leasing activity in the third quarter was 27.0 million square feet, in line with historical average quarterly leasing activity.
Customer retention during the quarter remained strong at 70.5 percent within the company’s direct owned portfolio and 79.1 percent within its investment management business. In the company’s total same-store portfolio, rental rates on turnovers declined 8.5 percent in the third quarter, compared with a rental rate decline of 15.7 percent in the second quarter of 2010. Occupancy increased by 2.1 percent, and net operating income increased 0.27 percent.
Year-to-date and Planned Dispositions to Significantly Exceed Goal
Section I — Overview
Page 1.1

Third Quarter 2010
Through the end of the third quarter, the company had completed over $595 million of property dispositions and contributions to funds. In addition, the company recently entered into a definitive agreement with affiliates of Blackstone Real Estate Advisors (“Blackstone”) to sell a North American industrial portfolio, its minority interest in a hotel property and ProLogis’ interests in three of its property funds for a total purchase price of $1.02 billion. Total gross proceeds from this transaction, year-to-date dispositions and anticipated fourth quarter sales are expected to be approximately $1.65 to $1.7 billion — above the company’s initial 2010 gross disposition target of $1.3 to $1.5 billion. Net proceeds from the Blackstone transaction are expected to be approximately $830 million and will be used principally for the repayment of debt and to fund development activity.
In addition, ProLogis is actively pursuing the disposition of certain retail, mixed-use and ground lease assets. The company expects to consummate the disposition of all, or a portion of, these assets in early 2011 and to generate $350 to $550 million in proceeds.
Steady Demand for New Development
In the first three quarters, the company began more than $500 million of new development. Since the end of the quarter, ProLogis has signed three new build-to-suit agreements totaling $62 million of total expected investment, including two in the United States and one in the UK. “We continue to have a robust pipeline of development proposals and expect actual starts this year of $600 to $700 million, with another $48 million of signed development agreements that will begin construction in 2011,” said Ted R. Antenucci, president and chief investment officer. “We plan to expand our development business to $800 million to $1 billion of annual starts in 2011. While we anticipate the vast majority will be build-to-suit, we believe improving fundamentals in major logistics corridors will support speculative development in a handful of space-constrained markets. Expanding our development program is an important element of our long-term growth plan and is accretive to net asset value.”
Strategic Positioning in Focus for Fourth Quarter
“We are highly focused on implementing a number of strategic initiatives in the fourth quarter, which we believe will position us well for 2011 and beyond,” said William E. Sullivan, chief financial officer. The spectrum of initiatives includes, but is not limited to:
•	A strategic decision to more aggressively pursue land sales, wherein we are undertaking a rigorous evaluation of all land positions and may take further impairments of our current book basis, which we expect to be in line with discount ranges presented in our recent investor presentations, which could be material;

•	A plan to tender for between $1 billion and $2 billion of our public debt, with the principal intent of further smoothing our annual maturities, as well as deploying the proceeds from our asset sales activity into the most accretive debt reduction opportunities;

•	An intent to evaluate the effectiveness of various derivative positions, in light of the current and anticipated interest rate environment, which may result in the recording of one-time charges or adjustments;

•	A focus on creating incremental cost savings from structural and platform efficiencies, and

•	A review of the company’s investment in certain non-industrial assets, which may result in impairments.
“Our 2010 per diluted share guidance for core FFO of $0.53 to $0.56; FFO, excluding significant non-cash items and non-recurring charges, of $0.70 to $0.78; and net earnings of $0.09 to $0.13, remains unchanged. However, we anticipate a variety of one-time charges, some cash and some non-cash, from the fourth quarter strategic positioning activities, which are not included in our guidance.”
While the Blackstone transaction will generate sizeable taxable gains, the company expects these gains to be partially offset by losses associated with the intended debt repurchase and other anticipated fourth quarter charges. As a result, the company intends to reduce its fourth quarter dividend to $0.1125 per share, consistent with anticipated taxable income for 2010. “It is our Board’s current intent to maintain this level of cash dividend throughout 2011, more in line with our taxable income, and position ourselves to grow the dividend over time as our adjusted FFO grows,” said Sullivan.
Section I — Overview
Page 1.2

Third Quarter 2010
Expectations for 2011
The company also established an expectation for growth in core FFO per share of 15 percent or more for 2011 and will provide a specific range and business drivers to support that guidance early in the year. “Our growth rate in 2011 will be affected by the dilutive impact of the Blackstone transaction and additional anticipated 2010 and 2011 asset sales, the proceeds of which will initially be used to reduce debt. However, we expect growth from the impact of continued development portfolio leasing, new build-to-suit developments coming on line and higher average occupancies,” said Sullivan. “In addition, while we expect FFO gains from development in 2011, we will focus our guidance in 2011 primarily on core FFO.”
The company’s expected net earnings per share of $0.09 to $0.13 for 2010 would have been a net loss of $0.50 to $0.55 per share prior to anticipated disposition gains. For 2011, the loss per share is expected to decline by roughly 25 percent, prior to any dispositions, acquisitions or other transactions. The primary difference between FFO and earnings per share relates to depreciation and gains or losses on transactions.
Webcast and Conference Call Information
The company will host a webcast/conference call to discuss quarterly results, current market conditions and future outlook on Tuesday, October 26, 2010, at 8:30 a.m. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page at http://ir.prologis.com. Interested parties also can participate via conference call by dialing (866) 305-2304 domestically or (660) 422-4873 internationally.
Replay Information
A replay of the conference call will be posted when available. The replay will be available until midnight Eastern Time on Tuesday, November 9, 2010, and can be accessed by dialing (800) 642-1687 domestically or (706) 645-9291 internationally and entering passcode 20289828. A transcript of the call and the webcast replay, including a podcast format, will be posted when available in the “Financial Information” section of the ProLogis Investor Relations website.
About ProLogis
ProLogis is the leading global provider of distribution facilities, with more than 475 million square feet of industrial space owned and managed (44 million square meters) in markets across North America, Europe and Asia. The company leases its industrial facilities to more than 4,400 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. For additional information about the company, go to www.prologis.com.
Follow ProLogis on Twitter: http://twitter.com/ProLogis
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local
Section I — Overview
Page 1.3

Third Quarter 2010
economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed in reports filed with the Securities and Exchange Commission by ProLogis under the heading “Risk Factors.” ProLogis undertakes no duty to update any forward-looking statements appearing in this press release.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com
Section I — Overview
Page 1.4

Third Quarter 2010
Overview

(in thousands, except per share amounts)
 Summary of Results
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues (page 2.2)	$270,114	$269,291	$790,541	$960,283

Net earnings (loss) (page 2.2) (a)	$(15,052)	$(11,788)	$(129,331)	$405,809
Net earnings (loss) per share - Diluted (page 2.5) (a)	$(0.03)	$(0.03)	$(0.27)	$1.06

FFO, including significant non-cash items (page 2.3) (a)	$104,050	$65,187	$179,011	$444,646
Add (deduct) significant non-cash items (page 2.4):
Impairment of real estate properties and other assets	2,929	46,274	3,296	130,492
Net gain related to disposed assets - China operations	-	-	-	(3,315)
Losses (gains) on early extinguishment of debt	1,791	(12,010)	16,049	(173,218)
Write-off deferred extension fees associated with the Global Line	-	-	854	-
Our share of certain losses (gains) recognized by the property funds	-	(4,925)	3,575	6,358

Total adjustments for significant non-cash items	4,720	29,339	23,774	(39,683)

FFO, excluding significant non-cash items (page 2.4) (a)	$108,770	$94,526	$202,785	$404,963

FFO per share - Diluted, including significant non-cash items (page 2.5) (a)	$0.21	$0.14	$0.37	$1.16
Add (deduct) - summarized significant non-cash adjustments - per share (page 2.4)	0.01	0.07	0.05	(0.10)

FFO per share - Diluted, excluding significant non-cash items (page 2.5) (a)	$0.22	$0.21	$0.42	$1.06

Assets Owned and Under Management
	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2009
Direct owned - investment balance:
Industrial properties:
Core (page 3.1)	$7,580,614	$7,486,076	$7,431,138	$7,436,539
Core - completed development (page 3.1)	4,048,846	4,061,575	4,069,516	4,108,962
Properties under development (page 3.2)	276,397	199,434	194,226	191,127
Land held for development (page 3.2)	2,380,914	2,282,223	2,387,984	2,569,343
Retail and mixed use properties	304,358	303,428	303,191	302,838
Land subject to ground leases and other	372,823	371,181	372,902	373,422
Other investments	162,285	209,932	195,677	190,352

Total - direct owned	15,126,237	14,913,849	14,954,634	15,172,583

Investment management - investment balance (b):
Industrial properties:
Property funds (page 4.2)	18,811,641	17,958,090	18,660,979	19,468,889
Other unconsolidated investees	951,208	623,858	618,671	444,985

Total - investment management	19,762,849	18,581,948	19,279,650	19,913,874

Total assets owned and under management	$34,889,086	$33,495,797	$34,234,284	$35,086,457

(a)	These amounts are attributable to common shares.

(b)	Amounts represent the entity’s investment balance in the property, not our proportionate share.
See numbered note references in Appendix A and Appendix B for definitions that are used throughout this report.
Section I - Overview
Page 1.5

Third Quarter 2010
Overview - continued

(in thousands, except percentages)
 Summary of Portfolio

					September 30, 2010	December 31, 2009
Square feet owned and under management:
Direct Owned:
Industrial properties:
Core (page 3.1)					142,803	141,019
Core - completed development (page 3.1)					49,339	50,604
Properties under development (page 3.2)					4,347	2,930
Retail and mixed use properties					1,150	1,150
Investment management - industrial properties:
Property funds (page 4.2)					269,108	274,241
Other unconsolidated investees					12,975	10,021

Total square feet owned and under management					479,722	479,965

	As of September 30, 2010
	Core	Core-Completed Development	Under Development	Retail & Mixed Use	Investment Mgmt.	Total
Square feet by continent:
North America	140,865	20,992	937	1,150	174,265	338,209
Europe	1,727	20,896	1,681	-	104,145	128,449
Asia	211	7,451	1,729	-	3,673	13,064

Total square feet owned and under management	142,803	49,339	4,347	1,150	282,083	479,722

Leasing Information

			September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009
Leased %
Direct owned operating portfolio:
Core			90.43%	89.51%	89.73%	90.06%
Core - completed development			73.14%	71.92%	67.12%	62.18%

Direct owned operating portfolio (page 3.1)			85.99%	84.84%	83.74%	82.70%

Investment management- industrial properties:
Property funds (page 4.2)			92.72%	93.08%	93.04%	93.54%
Other unconsolidated investees			89.53%	90.62%	91.58%	94.47%

Investment management portfolio			92.57%	92.98%	92.98%	93.57%

Total Operating Portfolio - Industrial			89.90%	89.66%	89.21%	89.19%

Under Development Portfolio (page 3.2)			65.64%	65.49%	60.72%	100.00%

Leasing activity:
Direct owned - leases signed - quarterly activity (page 5.1)			11,357	14,222	12,661	15,361
Property funds - leases signed - quarterly activity (page 5.2)			15,665	14,062	16,957	15,888

Total leasing activity			27,022	28,284	29,618	31,249

Section I - Overview
Page 1.6

Third Quarter 2010
Consolidated Balance Sheets

(in thousands, except per share data)

	September 30,	December 31,

	2010	2009

Assets:
Investments in real estate assets:
Industrial properties:
Core (1)	$7,580,614	$7,436,539
Core - completed development	4,048,846	4,108,962
Properties under development	276,397	191,127
Land held for development	2,380,914	2,569,343
Retail and mixed use properties	304,358	302,838
Land subject to ground leases and other	372,823	373,422
Other investments	162,285	190,352

	15,126,237	15,172,583
Less accumulated depreciation	1,883,405	1,671,100

Net investments in real estate assets	13,242,832	13,501,483

Investments in and advances to unconsolidated investees:
Property funds (1)	2,024,149	1,876,650
Other unconsolidated investees (1)	328,039	275,073

Total investments in and advances to unconsolidated investees	2,352,188	2,151,723

Cash and cash equivalents	17,799	34,362
Accounts and notes receivable	123,186	91,547
Other assets	1,033,914	1,017,780

Total assets	$16,769,919	$16,796,895

Liabilities and Equity:
Liabilities:
Debt (2)	$8,170,032	$7,977,778
Accounts payable and accrued expenses	397,281	367,399
Other liabilities	519,524	444,432

Total liabilities	9,086,837	8,789,609

Equity:
ProLogis shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	4,770	4,742
Additional paid-in capital	8,573,066	8,524,867
Accumulated other comprehensive income	17,392	42,298
Distributions in excess of net earnings	(1,279,837)	(934,583)

Total ProLogis shareholders’ equity	7,665,391	7,987,324
Noncontrolling interests	17,691	19,962

Total equity	7,683,082	8,007,286

Total liabilities and equity	$16,769,919	$16,796,895

See Appendix A for note references
Section II - Financial Statements
Page 2.1

Third Quarter 2010
Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenues:
Rental income (3)	$236,068	$220,489	$695,816	$661,252
Property management and other fees and incentives	29,262	45,792	86,231	111,200
CDFS disposition proceeds (4)	-	-	-	180,237
Development management and other income	4,784	3,010	8,494	7,594

Total revenues	270,114	269,291	790,541	960,283

Expenses:
Rental expenses	69,095	67,862	201,732	203,325
Investment management expenses	9,829	10,186	30,079	31,581
General and administrative (5)	34,959	38,632	115,886	128,325
Reduction in workforce (5)	-	415	-	11,745
Impairment of real estate properties and other assets	2,929	46,274	3,296	130,492
Depreciation and amortization	93,469	79,643	267,018	230,952
Other expenses	5,409	8,405	14,325	19,408

Total expenses	215,690	251,417	632,336	755,828

Operating income	54,424	17,874	158,205	204,455
Other income (expense):
Earnings from unconsolidated property funds, net	7,455	11,639	13,305	31,135
Earnings (loss) from other unconsolidated investees, net	1,770	(693)	7,197	2,850
Interest expense (6)	(120,233)	(89,838)	(349,132)	(265,819)
Other income (expense), net	7,375	(10,021)	5,833	(5,846)
Net gains on dispositions of real estate properties (7)	35,922	13,627	58,688	22,419
Foreign currency exchange gains, net (8)	6,144	13,386	2,626	34,898
Gain (loss) on early extinguishment of debt, net (2)	(1,791)	12,010	(48,449)	173,218

Total other income (expense)	(63,358)	(49,890)	(309,932)	(7,145)

Earnings (loss) before income taxes	(8,934)	(32,016)	(151,727)	197,310
Current income tax expense (benefit) (4)	5,499	(4,626)	15,850	30,140
Deferred income tax expense (benefit)	1,956	(5,088)	(40,442)	(20,687)

Total income taxes	7,455	(9,714)	(24,592)	9,453

Earnings (loss) from continuing operations	(16,389)	(22,302)	(127,135)	187,857
Discontinued operations (9):
Income (loss) attributable to disposed properties	(130)	2,775	392	23,416
Net gain related to disposed assets - China operations (4)	-	-	-	3,315
Net gains on dispositions:
Non-development properties	667	14,270	9,729	199,791
Development properties and land subject to ground leases	7,359	-	7,424	11,503

Total discontinued operations	7,896	17,045	17,545	238,025

Consolidated net earnings (loss)	(8,493)	(5,257)	(109,590)	425,882
Net earnings attributable to noncontrolling interests	(190)	(162)	(634)	(966)

Net earnings (loss) attributable to controlling interests	(8,683)	(5,419)	(110,224)	424,916
Less preferred share dividends	6,369	6,369	19,107	19,107

Net earnings (loss) attributable to common shares	$(15,052)	$(11,788)	$(129,331)	$405,809

Weighted average common shares outstanding - Basic	477,028	452,683	476,280	379,421
Weighted average common shares outstanding - Diluted	477,028	452,683	476,280	382,623
Net earnings (loss) per share attributable to common shares - Basic:
Continuing operations	$(0.05)	$(0.07)	$(0.31)	$0.44
Discontinued operations	0.02	0.04	0.04	0.63

Net earnings (loss) per share attributable to common shares - Basic	$(0.03)	$(0.03)	$(0.27)	$1.07

Net earnings (loss) per share attributable to common shares - Diluted (page 2.5):
Continuing operations	$(0.05)	$(0.07)	$(0.31)	$0.44
Discontinued operations	0.02	0.04	0.04	0.62

Net earnings (loss) per share attributable to common shares - Diluted	$(0.03)	$(0.03)	$(0.27)	$1.06

See Appendix A for note references
Section II - Financial Statements
Page 2.2

Third Quarter 2010
Consolidated Statements of Funds From Operations (FFO)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues:
Rental income	$236,252	$225,226	$697,419	$711,681
Property management and other fees and incentives	29,262	45,792	86,231	111,293
CDFS disposition proceeds (4)	-	-	-	180,237
Development management and other income	4,784	3,010	8,494	7,594

Total revenues	270,298	274,028	792,144	1,010,805

Expenses:
Rental expense	69,326	68,874	202,607	218,228
Investment management expenses	9,829	10,186	30,079	31,581
General and administrative (5)	34,959	38,632	115,886	129,630
Reduction in workforce (5)	-	415	-	11,745
Impairment of real estate properties and other assets	2,929	46,274	3,296	130,492
Depreciation of corporate assets	3,269	3,982	9,770	12,069
Other expenses	5,409	8,405	14,325	19,414

Total expenses	125,721	176,768	375,963	553,159

Operating FFO	144,577	97,260	416,181	457,646

Other income (expense):
FFO from unconsolidated property funds	42,315	43,901	116,016	115,518
FFO from other unconsolidated investees	3,660	947	12,135	8,926
Interest expense	(120,233)	(89,838)	(349,132)	(265,649)
Other income (expense), net	7,375	(10,021)	5,833	(5,774)
Net gains on dispositions of real estate properties, net of related tax (7)(10)	38,899	12,515	59,150	30,072
Foreign currency exchange gains (losses), net	(694)	318	17	(22,068)
Gain (loss) on early extinguishment of debt, net (2)	(1,791)	12,010	(48,449)	173,218
Current income tax benefit (expense) (4)(10)	(3,499)	4,626	(12,999)	(30,341)
Net gain related to disposed assets - China operations (4)	-	-	-	3,315

Total other income (expense)	(33,968)	(25,542)	(217,429)	7,217

FFO	110,609	71,718	198,752	464,863

Less preferred share dividends	6,369	6,369	19,107	19,107
Less net earnings attributable to noncontrolling interests	190	162	634	1,110

FFO attributable to common shares, including significant non-cash items	$104,050	$65,187	$179,011	$444,646

Adjustments for significant non-cash items (page 2.4)	4,720	29,339	23,774	(39,683)

FFO attributable to common shares, excluding significant non-cash items	$108,770	$94,526	$202,785	$404,963

Weighted average common shares outstanding - Basic	477,028	452,683	476,280	379,421

FFO per share attributable to common shares, including significant non-cash items:
Basic	$0.22	$0.14	$0.38	$1.17

Diluted (page 2.5)	$0.21	$0.14	$0.37	$1.16

FFO per share attributable to common shares, excluding significant non-cash items:
Basic	$0.23	$0.21	$0.43	$1.07

Diluted (page 2.5)	$0.22	$0.21	$0.42	$1.06

See Appendix A for note references
Section II - Financial Statements
Page 2.3

Third Quarter 2010
Reconciliations of Net Earnings (Loss) to FFO and EBITDA

(in thousands)
 Reconciliation of net earnings (loss) to FFO, including significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net earnings (loss) (a)	$(15,052)	$(11,788)	$(129,331)	$405,809
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	90,200	75,661	257,248	218,883
Adjustments to gains on dispositions for depreciation	(2,376)	(1,001)	(4,208)	(2,204)
Adjustments to (gains on) dispositions of non-development properties	(6)	(111)	97	(1,646)
Reconciling items attributable to discontinued operations: (9)
Gains on dispositions of non-development properties	(667)	(14,270)	(9,729)	(199,791)
Real estate related depreciation and amortization	83	950	336	11,534

Total discontinued operations	(584)	(13,320)	(9,393)	(188,257)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	39,311	37,973	116,143	113,954
Adjustment to gains/losses on dispositions for depreciation	-	(1,310)	-	(7,888)
Other amortization items	(3,324)	(1,659)	(10,313)	(7,821)

Total unconsolidated investees	35,987	35,004	105,830	98,245

Total NAREIT defined adjustments	123,221	96,233	349,574	125,021

Subtotal-NAREIT defined FFO	108,169	84,445	220,243	530,830

Add (deduct) our defined adjustments:
Foreign currency exchange gains, net (8)	(6,838)	(13,068)	(2,609)	(56,897)
Deferred income tax expense (benefit)	1,956	(5,088)	(40,442)	(20,699)

Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net (8)	350	(556)	2,294	(790)
Unrealized losses (gains) on derivative contracts, net	1,450	(208)	(125)	(6,167)
Deferred income tax benefit	(1,037)	(338)	(350)	(1,631)

Total unconsolidated investees	763	(1,102)	1,819	(8,588)

Total our defined adjustments	(4,119)	(19,258)	(41,232)	(86,184)

FFO, including significant non-cash items (a)	$104,050	$65,187	$179,011	$444,646

 Reconciliation of FFO, including significant non-cash items to FFO, excluding significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
FFO, including significant non-cash items (a)	$104,050	$65,187	$179,011	$444,646
Add (deduct) significant non-cash items:
Impairment of real estate properties and other assets	2,929	46,274	3,296	130,492
Net gain related to disposed assets - China operations (4)	-	-	-	(3,315)
Losses (gains) on early extinguishment of debt (2)	1,791	(12,010)	16,049	(173,218)
Write-off deferred extension fees associated with Global Line	-	-	854	-
Our share of certain net losses (gains) recognized by the property funds (page 4.3)	-	(4,925)	3,575	6,358

Total adjustments for significant non-cash items	4,720	29,339	23,774	(39,683)

FFO, excluding significant non-cash items (a)	$108,770	$94,526	$202,785	$404,963

 Reconciliation of FFO, excluding significant non-cash items, to EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
FFO, excluding significant non-cash items (a)	$108,770	$94,526	$202,785	$404,963
Interest expense	120,233	89,838	348,278	265,649
Depreciation of corporate assets	3,269	3,982	9,770	12,069
Current income tax expense (benefit) included in FFO (10)	5,499	(4,626)	15,850	30,341
Adjustments to gains on dispositions for interest capitalized	1,849	4,605	3,119	11,544
Preferred share dividends	6,369	6,369	19,107	19,107
Our share of reconciling items from unconsolidated investees	45,705	44,241	141,247	130,705

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$291,694	$238,935	$740,156	$874,378

(a)	Attributable to common shares.
See Consolidated Statements of Operations on page 2.2 and Consolidated Statements of FFO on page 2.3
See Appendix A for note references
Section II - Financial Statements
Page 2.4

Third Quarter 2010
Calculation of Per Share Amounts

(in thousands, except per share amounts)
Net Earnings (Loss) Per Share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010 (a)	2009 (a)	2010 (a)	2009

Net earnings (loss) - Basic (b)	$(15,052)	$(11,788)	$(129,331)	$405,809
Noncontrolling interest attributable to convertible limited partnership units (c)	-	-	-	966

Adjusted net earnings (loss) - Diluted (b)	$(15,052)	$(11,788)	$(129,331)	$406,775

Weighted average common shares outstanding - Basic	477,028	452,683	476,280	379,421
Incremental weighted average effect of conversion of limited partnership units (c)	-	-	-	1,192
Incremental weighted average effect of stock awards	-	-	-	2,010

Weighted average common shares outstanding - Diluted (d)	477,028	452,683	476,280	382,623

Net earnings (loss) per share - Diluted (b)	$(0.03)	$(0.03)	$(0.27)	$1.06

FFO Per Share, including significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

FFO - Basic, including significant non-cash items (b)	$104,050	$65,187	$179,011	$444,646
Interest expense for convertible debt to common shares (d)	4,216	-	-	-
Noncontrolling interest attributable to convertible limited partnership units (c)	157	-	-	966

FFO - Diluted, including significant non-cash items (b)	$108,423	$65,187	$179,011	$445,612

Weighted average common shares outstanding - Basic	477,028	452,683	476,280	379,421
Incremental weighted average effect of conversion of limited partnership units (c)	760	-	-	1,192
Incremental weighted average effect of conversion of certain convertible debt (d)	26,611	-	-	-
Incremental weighted average effect of stock awards	3,275	2,388	3,355	2,010

Weighted average common shares outstanding - Diluted	507,674	455,071	479,635	382,623

FFO per share - Diluted, including significant non-cash items (b)	$0.21	$0.14	$0.37	$1.16

FFO Per Share, excluding significant non-cash items

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

FFO - Basic, including significant non-cash items (b)	$104,050	$65,187	$179,011	$444,646
Adjustments for significant non-cash items (see page 2.4)	4,720	29,339	23,774	(39,683)
Interest expense for convertible debt to common shares (d)	4,216	-	-	-
Noncontrolling interest attributable to convertible limited partnership units (c)	157	162	-	966

FFO - Diluted, excluding significant non-cash items (b)	$113,143	$94,688	$202,785	$405,929

Weighted average common shares outstanding - Basic	477,028	452,683	476,280	379,421
Incremental weighted average effect of conversion of limited partnership units (c)	760	1,110	-	1,192
Incremental weighted average effect of conversion of certain convertible debt (d)	26,611	-	-	-
Incremental weighted average effect of stock awards	3,275	2,388	3,355	2,010

Weighted average common shares outstanding - Diluted	507,674	456,181	479,635	382,623

FFO per share - Diluted, excluding significant non-cash items (b)	$0.22	$0.21	$0.42	$1.06

(a)	In periods with a net loss, the inclusion of any incremental shares is anti-dilutive, and therefore, both basic and diluted shares are the same.

(b)	Attributable to common shares.

(c)	If the impact of the conversion of limited partnership units is anti-dilutive, the income and shares of the limited partnerships are not included in the diluted per share calculation.

(d)	Relates to the convertible debt issued in March 2010. If the impact of the conversion of the convertible debt is anti-dilutive, the expense associated with the debt and the related shares are not included in the diluted per share calculation.
Section II - Financial Statements
Page 2.5

Third Quarter 2010
Direct Owned - Operating Properties

(in thousands, except for number of buildings and leased/occupied percentage)
Direct Owned Industrial Operating Properties Portfolio (including Core and Completed Development)

	September 30, 2010					December 31, 2009
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased
	Bldgs	Feet	Balance	Percent	Percent	Bldgs	Feet	Balance	Percent

North America:
Canada	2	526	$46,220	100.00%	67.49%	2	526	$43,536	20.95%
Mexico	30	5,560	286,913	74.07%	72.91%	30	5,560	275,528	60.21%
United States	1,049	155,771	8,226,560	89.99%	89.45%	1,054	154,352	8,096,674	89.78%

Total North America	1,081	161,857	8,559,693	89.48%	88.81%	1,086	160,438	8,415,738	88.53%

Europe:
Central Europe	40	10,241	646,994	59.27%	50.84%	41	10,793	706,403	50.16%
Northern Europe	13	2,998	212,064	82.32%	77.62%	15	3,321	244,557	58.61%
Southern Europe	20	6,161	414,446	58.39%	58.39%	19	5,275	373,585	39.62%
United Kingdom	14	3,223	340,456	77.75%	77.75%	13	3,162	325,770	23.32%

Total Europe	87	22,623	1,613,960	64.72%	60.28%	88	22,551	1,650,315	45.18%

Asia:
Japan	9	7,237	1,413,886	74.75%	67.97%	10	8,209	1,434,651	71.02%
Korea	4	425	41,921	80.33%	67.16%	4	425	44,797	100.00%

Total Asia	13	7,662	1,455,807	75.06%	67.93%	14	8,634	1,479,448	72.45%

Total direct owned industrial operating properties (a)	1,181	192,142	$11,629,460	85.99%	84.62%	1,188	191,623	$11,545,501	82.70%

Completed Development Properties Portfolio (included in table above)

	September 30, 2010					December 31, 2009
	# of	Square	Investment	Leased	Occupied	# of	Square	Investment	Leased
	Bldgs	Feet	Balance (b)	Percent	Percent	Bldgs	Feet	Balance (b)	Percent

North America:
Canada	2	526	$46,220	100.00%	67.49%	2	526	$43,536	20.95%
Mexico	21	4,390	217,991	69.75%	68.27%	21	4,390	207,515	60.75%
United States	41	16,076	864,351	84.95%	83.61%	44	16,381	880,133	82.00%

Total North America	64	20,992	1,128,562	82.15%	80.00%	67	21,297	1,131,184	76.11%

Europe:
Central Europe	39	9,934	616,066	58.36%	50.30%	40	10,486	673,570	48.70%
Northern Europe	13	2,998	212,064	82.32%	77.62%	15	3,321	244,557	58.61%
Southern Europe	17	4,801	325,017	53.44%	53.44%	16	3,915	280,503	36.36%
United Kingdom	13	3,163	334,056	77.33%	77.33%	13	3,162	325,770	23.32%

Total Europe	82	20,896	1,487,203	63.54%	59.03%	84	20,884	1,524,400	44.12%

Asia:
Japan	9	7,237	1,413,886	74.75%	67.97%	10	8,209	1,434,651	71.02%
Korea	2	214	19,195	72.05%	45.88%	2	214	18,727	100.00%

Total Asia	11	7,451	1,433,081	74.67%	67.34%	12	8,423	1,453,378	71.76%

Total completed development properties	157	49,339	$4,048,846	73.14%	69.21%	163	50,604	$4,108,962	62.18%

Static Completed Development Portfolio Analysis (c)

	# of	Square	Leased	Leased
	Bldgs	Feet	Square Feet	Percent

Roll forward of static completed development portfolio:
As of June 30, 2010 - completed development portfolio	163	51,153	36,792	71.92%
Changes during the third quarter:
Net leasing activity			1,121	2.17%
Changes to square footage		18

As of September 30, 2010 - static June 30 completed development portfolio	163	51,171	37,913	74.09%

(a)	The leased percentage of the core properties, excluding completed development properties, was 90.43% and 90.06% at September 30, 2010 and December 31, 2009, respectively.

(b)	As of September 30, 2010 and December 31, 2009, we had approximately $119.3 million and $204.1 million, respectively, of remaining costs to spend to complete and lease these properties.

(c)	This is a roll forward of our completed development portfolio as it existed at June 30, 2010. The roll forward does not reflect the contribution or sale of six buildings during the quarter. See the information above for the properties we owned as of September 30, 2010.
Section III - Direct Owned
Page 3.1

Third Quarter 2010
Direct Owned - Under Development Portfolio and Land

(in thousands, except for number of properties, acres and leased percentage)
Under Development Portfolio

				Remaining	Total
	Number of	Square	Investment	Costs to	Expected	Leased
As of September 30, 2010	Properties	Feet	Balance (a)	Incur (b)	Investment	Percentage

Development - build-to-suit:
North America - United States	1	667	$50,638	$5,193	$55,831	100.00%

Europe:
Northern Europe	4	1,097	30,726	40,969	71,695	100.00%
Southern Europe	2	584	16,567	23,778	40,345	100.00%

Total Europe	6	1,681	47,293	64,747	112,040	100.00%

Asia - Japan	1	178	15,970	22,003	37,973	100.00%

Total build-to-suit	8	2,526	113,901	91,943	205,844	100.00%

Development - not build-to-suit:
North America - United States	1	270	20,152	9,971	30,123	0%

Asia - Japan	1	1,551	143,797	115,558	259,355	21.12%

Total not build-to-suit	2	1,821	163,949	125,529	289,478	17.99%

Total properties under development	10	4,347	$277,850	$217,472	$495,322	65.64%

Land Held for Development

	As of September 30, 2010		As of December 31, 2009
	Acres	Investment	Acres	Investment

North America	6,107	$1,045,739	6,275	$1,061,101
Europe	3,800	1,087,975	3,959	1,183,632
Asia	94	247,200	126	324,610

Total land held for development	10,001	$2,380,914	10,360	$2,569,343

Roll forward of land held for development:

As of December 31, 2009				$2,569,343
Changes in land held for development during 2010:
Acquisitions				5,009
Dispositions and development starts				(206,824)
Infrastructure costs and reclasses				44,809
Impairment charges				(2,347)
Effect of changes in foreign exchange rates and other				(29,076)

As of September 30, 2010				$2,380,914

(a)	The investment balance includes land and construction costs, as well as leasing commissions associated with these developments that are classified as Other Assets in our Consolidated Balance Sheets.

(b)	These costs may include construction costs, capitalized interest and administrative costs, tenant improvements and leasing commissions and are translated into dollars at current rates, if applicable.
Section III - Direct Owned
Page 3.2

Third Quarter 2010
Direct Owned - Development Activity

(in thousands, except per square foot)
 Industrial Starts

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

North America:
Square feet	270	-	-	270	667
Total expected investment ($)	30,123	-	-	30,123	57,178
Cost per square foot ($)	111.57	-	-	111.57	85.72
Leased percentage at start	0%	-	-		100.00%
Europe (a):
Square feet	328	2,171	365	2,864	504
Total expected investment ($)	22,592	161,366	17,745	201,703	40,738
Cost per square foot ($)	68.88	74.33	48.62	70.43	80.83
Leased percentage at start	100.00%	100.00%	100.00%		100.00%
Asia:
Square feet	-	170	1,551	1,721	-
Total expected investment ($)	-	34,976	234,433	269,409	-
Cost per square foot ($)	-	205.74	151.15	156.54	-
Leased percentage at start	-	100.00%	0%		-

Total (a):
Square feet	598	2,341	1,916	4,855	1,171
Total expected investment ($)	52,715	196,342	252,178	501,235	97,916
Cost per square foot ($)	88.15	83.87	131.62	103.24	83.62
Leased percentage at start	54.85%	100.00%	19.05%		100.00%

Industrial Completions
North America:
None	-	-	-	-	-
Europe:
Square feet	754	971	554	2,279	473
Total expected investment ($)	51,749	58,794	41,051	151,594	49,115
Cost per square foot ($)	68.63	60.55	74.10	66.52	103.84
Leased percentage at completion (b)	100.00%	100.00%	100.00%		59.38%
Leased percentage at 9/30/2010	100.00%	100.00%	100.00%		72.23%
Asia:
Square feet	-	-	350	350	802
Total expected investment ($)	-	-	90,783	90,783	177,274
Cost per square foot ($)	-	-	259.38	259.38	221.04
Leased percentage at completion (b)	-	-	100.00%		78.86%
Leased percentage at 9/30/2010	-	-	100.00%		100.00%

Total:
Square feet	754	971	904	2,629	1,275
Total expected investment ($)	51,749	58,794	131,834	242,377	226,389
Cost per square foot ($)	68.63	60.55	145.83	92.19	177.56
Leased percentage at completion (b)	100.00%	100.00%	100.00%		71.63%
Leased percentage at 9/30/2010	100.00%	100.00%	100.00%		89.70%

(a)	Amounts include a development start in the second quarter of 2010 with 0.8 million square feet and a total expected investment of $83.4 million that was 100% leased at the start of development. In June 2010, we sold the underlying land to ProLogis European Properties Fund II, and we are constructing the property on behalf of the property fund for a development fee.

(b)	Represents the leased percentage at the end of the quarter in which the development was completed.
Section III - Direct Owned
Page 3.3

Third Quarter 2010
Direct Owned - Investing Activity

(in thousands, except acres)
 Inflows

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Net proceeds from property dispositions:
Contributions to property funds and joint ventures (a):
Completed development properties
Square feet	2,042	554	773	3,369	2,965
Net sales proceeds ($)	285,011	38,852	111,208	435,071	177,924
Non-development properties
Square feet	-	-	-	-	141
Net sales proceeds ($)	-	-	-	-	11,434
Land
Acres	-	41	-	41	-
Net sales proceeds ($)	-	34,645	-	34,645	-

Total contributions to property funds and joint ventures:
Square feet	2,042	554	773	3,369	3,106
Net sales proceeds ($)	285,011	73,497	111,208	469,716	189,358

Dispositions to third parties:
Completed development properties
Square feet	556	-	-	556	-
Net sales proceeds ($)	48,913	-	-	48,913	94
Non-development properties
Square feet	145	303	370	818	1,044
Net sales proceeds ($)	2,660	3,753	13,688	20,101	91,810
Land
Acres	30	2	150	182	138
Net sales proceeds ($)	9,861	95	46,820	56,776	56,054

Total dispositions to third parties:
Square feet	701	303	370	1,374	1,044
Net sales proceeds ($)	61,434	3,848	60,508	125,790	147,958

Total property dispositions:
Square feet	2,743	857	1,143	4,743	4,150
Net sales proceeds ($)	346,445	77,345	171,716	595,506	337,316

Outflows
					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Property acquisitions:
Operating properties:
Square feet	1,387	1,029	-	2,416	-
Total purchase price ($)	67,735	60,875	-	128,610	-
Percentage Leased as of 9/30/10	72.04%	80.98%	-	75.84%	-
Land:
Acres	10	23	-	33	76
Total purchase price ($)	3,979	1,030	-	5,009	12,824
Investments in property funds:
Capital contributions ($) (b)	94,486	23,363	7,494	125,343	95,067
Acquisitions of investment interest ($) (c)	-	-	109,237	109,237	59,394

(a)	Includes contributions to entities in which we have an investment that is accounted for by the equity method.

(b)	Amounts include cash contributions we made to the property funds and investment interests we received in exchange for properties contributed. See notes on Page 4.1 for more detail.

(c)	In the first quarter of 2010, we purchased 15.8 million common equity units of ProLogis European Properties (“PEPR”), and in the fourth quarter of 2009, we invested in PEPR preferred stock.
Section III - Direct Owned
Page 3.4

Third Quarter 2010
Investment Management - ProLogis’ Investments in Unconsolidated Investees

(in thousands, except for percentages)

	September 30, 2010		December 31, 2009
	Investment	Ownership	Investment	Ownership
	Balance	Percentage	Balance	Percentage
Property funds:
ProLogis California LLC	$90,996	50.0%	$94,498	50.0%
ProLogis North American Properties Fund I	17,000	41.3%	21,295	41.3%
ProLogis North American Properties Funds VI-VIII (a)	76,821	20.0%	78,996	20.0%
ProLogis North American Properties Fund XI (b)	30,052	20.0%	22,115	20.0%
ProLogis North American Industrial Fund	237,545	23.1%	241,988	23.0%
ProLogis North American Industrial Fund II (c)	390,501	37.0%	336,511	37.0%
ProLogis North American Industrial Fund III	135,351	20.0%	140,047	20.0%
ProLogis Mexico Industrial Fund (d)	52,413	20.0%	74,754	24.2%
ProLogis European Properties (“PEPR”) (e)	493,056	33.1%	383,389	24.8%
ProLogis European Properties Fund II (“PEPF II”) (f)	478,853	30.9%	461,631	32.1%
ProLogis Korea Fund	21,561	20.0%	21,426	20.0%

Total property funds	2,024,149	30.9%	1,876,650	29.3%

Other unconsolidated investees, by continent:
North America (g)	179,598		148,137
Europe	83,470		96,191
Asia (h)	64,971		30,745

	328,039		275,073

Total investments in and advances to unconsolidated investees	$2,352,188		$2,151,723

(a)	See footnote 1 to Section II in Appendix A regarding a definitive sale agreement that includes our investments in these property funds.

(b)	On August 2, 2010, the property fund repaid maturing debt with a capital contribution from us ($6.4 million) and our fund partner.

(c)	On July 23, 2010, we purchased an $81.0 million loan to ProLogis North American Industrial Fund II from the lender. The loan bears interest at 8%, matures in May 2015 and is secured by 13 buildings in the property fund.

(d)	On August 2, 2010, the property fund called capital of $75.0 million to repay $19.5 million in amounts owed to us and $55.5 million of secured mortgage debt. As a result, we contributed $1.1 million of cash and reduced our ownership in the property fund to 20%.

(e)	During the first quarter of 2010, we purchased 15.8 million common equity units of PEPR for €80.4 million, which increased our common equity ownership percentage.

(f)	During the second quarter of 2010, we contributed 41 acres and one completed development building for $73.5 million to this property fund. We are developing a 0.8 million square foot building on the land on behalf of the property fund in exchange for a development fee. The capital commitments of this property fund expired August 16, 2010. In the final capital call on July 30, 2010, the property fund called capital of €282 million to acquire properties from us (we contributed five development properties with 1.2 million square feet for $78.8 million during the third quarter) and to fund future capital needs. We contributed $87.0 million of cash (21.6% of the capital call), which further reduced our ownership in the property fund.

(g)	During the third quarter of 2010, one of the unconsolidated investees paid maturing debt with a capital contribution from us ($33.3 million) and our partner.

(h)	We sold 90% of two completed development properties in Japan, one in the first quarter of 2010 and one in the third quarter of 2010, for $88.4 million and $206.2 million, respectively. We will continue to own 10% of the properties, which are accounted for under the equity method of accounting, and we will continue to manage the properties. In a separate unconsolidated investee in Japan, we received $16.0 million of cash during the third quarter of 2010 for the redemption of a portion of our common equity units.
Section IV - Investment Management
Page 4.1

Third Quarter 2010
Investment Management — Operating Portfolio of Property Funds

(in thousands, except for percentages)

	September 30, 2010					December 31, 2009
	# of	Square	Current	Leased	Occupied	# of	Square	Current	Leased
	Bldgs	Feet	Investment (a)	Percent	Percent	Bldgs	Feet	Investment (a)	Percent
Operating industrial properties:
North America:
ProLogis California LLC	80	14,178	$704,669	96.91%	95.06%	80	14,178	$700,588	94.19%
ProLogis North American Properties Fund I	35	9,033	377,173	95.44%	95.44%	35	9,033	376,176	97.04%
ProLogis North American Properties Fund VI-VIII	74	17,653	1,101,707	89.90%	89.82%	74	17,653	1,100,865	90.80%
ProLogis North American Properties Fund XI	12	3,616	183,453	96.13%	95.44%	12	3,616	181,869	96.80%
ProLogis North American Industrial Fund	258	49,909	2,978,156	94.09%	93.59%	258	49,656	2,948,285	94.85%
ProLogis North American Industrial Fund II	148	36,018	2,177,249	92.41%	90.89%	148	36,018	2,170,506	89.72%
ProLogis North American Industrial Fund III	120	24,693	1,757,473	85.03%	84.29%	120	24,693	1,752,896	92.10%
ProLogis Mexico Industrial Fund	72	9,144	579,396	91.13%	91.13%	72	9,144	573,849	86.41%

Total North America	799	164,244	9,859,276	92.11%	91.33%	799	163,991	9,805,034	92.51%

Europe Funds	435	103,130	8,799,070	93.56%	92.88%	428	101,019	9,097,816	96.27%

Asia - ProLogis Korea Fund	12	1,734	153,295	100.00%	100.00%	12	1,734	150,176	97.82%

Sub-total	1,246	269,108	18,811,641	92.72%	91.98%	1,239	266,744	19,053,026	93.97%

ProLogis North American Properties Fund IX-X (b)		-	-	-	-	48	7,497	415,863	78.37%

Total investment management operating portfolio	1,246	269,108	$18,811,641	92.72%	91.98%	1,287	274,241	$19,468,889	93.54%

(a)	The current investment represents the property fund’s investment balance in the real estate; not our proportionate share.

(b)	During the fourth quarter of 2009, we recognized an impairment charge that represented the entire carrying value of our investments in ProLogis North American Properties Funds IX and X, due to indications that we may not be able to recover our investment. Therefore, we have not included these funds in the 2010 information in this Supplemental Package. During the second quarter of 2010, ProLogis North American Properties Fund IX conveyed all its properties to the lender with no additional charge or loss to us.
Section IV - Investment Management
Page 4.2

Third Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
 FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Three Months Ended September 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$199,456	$171,409	$2,785	$373,650
Rental expenses	(49,090)	(36,908)	(371)	(86,369)

Net operating income from properties	150,366	134,501	2,414	287,281
Other expense, net, including G&A	(5,873)	(7,560)	(168)	(13,601)
Interest expense (4)	(86,197)	(53,256)	(737)	(140,190)
Current income tax benefit (expense)	(545)	(5,482)	-	(6,027)

FFO of the property funds	57,751	68,203	1,509	127,463
Real estate related depreciation and amortization	(74,971)	(52,466)	(749)	(128,186)
Unrealized losses on derivative contracts (4)	(3,921)	(2,449)	-	(6,370)
Other income (expense), net, including deferred tax and foreign currency	4,892	1,182	-	6,074

Net earnings (loss) of the property funds	$(16,249)	$14,470	$760	$(1,019)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined
	For the Three Months Ended September 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO (5)	$17,243	$21,709	$300	$39,252
Interest and preferred dividend income (6)	1,666	1,397	-	3,063
Fees paid to ProLogis (7)(8)	15,498	14,495	187	30,180

FFO recognized by ProLogis	$34,407	$37,601	$487	$72,495

ProLogis’ share of the property fund’s net earnings (loss) (5)	$(1,692)	$5,933	$151	$4,392
Interest and preferred dividend income (6)	1,666	1,397	-	3,063
Fees paid to ProLogis (7)(8)	15,498	14,495	187	30,180

Net earnings recognized by ProLogis	$15,472	$21,825	$338	$37,635

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.3

Third Quarter 2010
Investment Management - Summarized Financial Information of Property Funds

(dollars in thousands)
FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Nine Months Ended September 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Rental income	$600,593	$527,605	$8,447	$1,136,645
Rental expenses	(149,735)	(120,393)	(593)	(270,721)

Net operating income from properties	450,858	407,212	7,854	865,924
Other expense, net, including G&A	(18,200)	(20,081)	(690)	(38,971)
Impairment of real estate properties	(12,368)	-	-	(12,368)
Loss on early extinguishment of debt	-	(2,059)	-	(2,059)
Interest expense and other (4)	(274,180)	(159,619)	(2,223)	(436,022)
Current income tax expense	(1,812)	(17,219)	(1)	(19,032)

FFO of the property funds	144,298	208,234	4,940	357,472
Real estate related depreciation and amortization	(223,498)	(161,157)	(2,262)	(386,917)
Unrealized gains (losses) on derivative contracts (4)	336	(9,068)	-	(8,732)
Other income (expense), net, including deferred tax and foreign currency	5,293	(330)	10	4,973

Net earnings (loss) of the property funds	$(73,571)	$37,679	$2,688	$(33,204)

ProLogis’ Share of FFO and Net Earnings (Loss) of the Property Funds, Combined

	For the Nine Months Ended September 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

ProLogis’ share of the property fund’s FFO (5)	$43,126	$64,827	$987	$108,940
Interest and preferred dividend income (6)	2,754	4,322	-	7,076
Fees paid to ProLogis (7)(8)	44,586	39,762	563	84,911

FFO recognized by ProLogis, including significant non-cash items	90,466	108,911	1,550	200,927
Impairment of real estate properties	3,000	-	-	3,000
Loss on early extinguishment of debt	-	575	-	575

FFO recognized by ProLogis, excluding significant non-cash items	$93,466	$109,486	$1,550	$204,502

ProLogis’ share of the property fund’s net earnings (loss) (5)	$(10,979)	$16,671	$537	$6,229
Interest and preferred dividend income (6)	2,754	4,322	-	7,076
Fees paid to ProLogis (7)(8)	44,586	39,762	563	84,911

Net earnings recognized by ProLogis	$36,361	$60,755	$1,100	$98,216

Condensed Balance Sheet of the Property Funds, Combined

	As of September 30, 2010
	North American	European	Asian
	Funds (1)	Funds (2)	Funds (3)	Total

Operating industrial properties, before depreciation	$9,859,276	$8,799,070	$153,295	$18,811,641
Accumulated depreciation	(1,086,434)	(917,969)	(7,487)	(2,011,890)
Properties under development and land	-	50,756	-	50,756
Other assets	364,252	730,631	6,365	1,101,248

Total assets	$9,137,094	$8,662,488	$152,173	$17,951,755

Third party debt	$4,894,254	$3,675,638	$49,024	$8,618,916
Other liabilities	387,806	792,924	3,423	1,184,153

Total liabilities	$5,282,060	$4,468,562	$52,447	$9,803,069

See our Consolidated Statements of Operations on Page 2.2, Consolidated Statements of FFO on Page 2.3 and the Reconciliations of Net Earnings (Loss) to FFO on Page 2.4.
Note references are to Appendix A.
Section IV - Investment Management
Page 4.4

Third Quarter 2010
Investment Management - Investing and Financing Activity

(in thousands, except percentages)
Investing Activities - for the property funds combined

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Inflows:
Property dispositions:
Square feet	-	49	-	49	601
Net sales proceeds ($)	-	377	-	377	45,087

Outflows:
Acquisitions:
Land and operating properties acquired from ProLogis:
Square feet	1,240	554	253	2,047	3,106
Purchase price of assets acquired (a) ($)	78,788	73,497	22,800	175,085	189,358
Operating properties acquired from third parties:
Square feet	-	207	-	207	-
Purchase price of assets acquired ($)	-	15,592	-	15,592	-
Financing Activities - for each property fund, if applicable (b)

	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
	Principal	Wtd. Avg. Int. Rate	Principal	Wtd. Avg. Int. Rate

Debt issued:
ProLogis European Properties	$-		$559,937	5.06%
ProLogis European Properties Fund II	156,643	4.26%	647,488	4.77%
ProLogis North American Industrial Fund II	-		152,000	7.23%

Total issued	$156,643		$1,359,425

Debt repaid:
ProLogis European Properties	$(2,466)	7.63%	$(571,440)	3.28%
ProLogis North American Industrial Fund II	-		(136,783)	4.66%
ProLogis North American Industrial Fund II	-		(20,677)	variable
ProLogis Mexico Fund	(55,000)	6.00%	(55,000)	6.00%
ProLogis North American Properties Fund XI	(31,976)	4.15%	(42,317)	4.15%
Total amortization payments during period	(10,149)		(25,802)

Total repaid	$(99,591)		$(852,019)

Line of credit activity, net - advances (payments):
ProLogis European Properties	$(26,717)	2.62%	$(96,768)	2.54%
ProLogis European Properties Fund II	(175,089)	2.69%	(601,026)	2.28%

Line of credit activity, net	$(201,806)		$(697,794)

Grand total net change in debt	$(144,754)		$(190,388)

Debt extended:
ProLogis Mexico Fund to 2017	$214,149	6.63%	$214,149	6.63%

(a)	The purchase price reported is based on proceeds ProLogis received for these contributions.

(b)	Excludes changes due to foreign currency exchange rates, if applicable. See page 6.3 for debt information as of September 30, 2010.
Section IV - Investment Management
Page 4.5

Third Quarter 2010
Operating Statistics - Direct Owned Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	4,319	$10,988	$2.54	1.55%
Remainder of 2010	2,936	13,980	4.76	1.97%
2011	26,528	112,541	4.24	15.84%
2012	29,039	122,845	4.23	17.30%
2013	25,399	113,848	4.48	16.03%
2014	23,170	101,686	4.39	14.32%
2015	18,033	77,842	4.32	10.96%
2016	8,677	38,246	4.41	5.38%
2017	4,395	21,709	4.94	3.06%
2018	3,578	17,479	4.89	2.46%
2019	5,419	26,188	4.83	3.69%
Thereafter	11,095	52,924	4.77	7.44%

Totals	162,588	$710,276	$4.37	100.00%

Leasing Activity (a)

					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Square feet of leases signed during the period:

Development properties - new leases over one year	2,166	4,569	3,778	10,513	5,244
Development properties - new leases less than one year	477	406	234	1,117	133
Development properties - renewals	532	378	256	1,166	501
Core properties - new leases	2,934	3,293	2,801	9,028	2,741
Core properties - renewals	5,248	5,576	5,592	16,416	6,742

Total square feet of leases signed	11,357	14,222	12,661	38,240	15,361

# of leases	251	322	302	875	277

Weighted average customer retention	70.5%	78.1%	71.7%	73.3%	83.8%

Percentage of development properties leased to repeat customers	67.3%	76.4%	42.5%	62.8%	78.9%

Turnover costs:
Square feet	9,097	9,535	9,045	27,677	9,964
Cost per sq ft ($)	1.30	1.13	1.28	1.23	1.03
Capital Expenditures
					Three Months
	Three Months Ended				Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Capital expenditures ($)	9,452	6,485	5,351	21,288	10,500
Tenant improvements ($)	11,104	9,559	5,233	25,896	7,189
Leasing commissions ($)	4,977	4,161	3,828	12,966	5,096

Total	25,533	20,205	14,412	60,150	22,785

(a)	Represents leasing activity for industrial properties.
Section V - Operating Statistics
Page 5.1

Third Quarter 2010
Operating Statistics - Investment Management Leasing and Capital Expenditures

(in thousands, except percentages and per square foot)
Lease Expirations

		Annual Base Rent of		Percentage of
	Square	Expiring Leases		Total Annual
	Footage	Total	Per sq ft	Base Rents
Month to month customers	2,507	$8,587	$3.43	0.69%
Remainder of 2010	4,994	27,492	5.51	2.20%
2011	34,668	163,519	4.72	13.06%
2012	39,709	192,376	4.84	15.36%
2013	36,680	172,935	4.71	13.81%
2014	21,592	108,295	5.02	8.65%
2015	28,824	138,903	4.82	11.09%
2016	19,143	96,841	5.06	7.73%
2017	14,979	86,489	5.77	6.91%
2018	15,299	81,950	5.36	6.54%
2019	8,508	50,119	5.89	4.00%
Thereafter	20,617	124,893	6.06	9.96%

Totals	247,520	$1,252,399	$5.06	100.00%

Leasing Activity

	Three Months Ended				Three Months Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Square feet of leases signed during the period:
Square feet	15,665	14,062	16,957	46,684	15,888
# of leases	160	188	196	544	187

Weighted average customer retention	79.1%	81.8%	76.3%	78.6%	85.9%

Turnover costs:
Square feet	15,358	13,981	16,946	46,285	15,830
Cost per sq ft ($)	0.91	1.12	0.81	0.94	1.08
Capital Expenditures (a)
	Three Months Ended				Three Months Ended
	September 30,	June 30,	March 31,	Year to Date	December 31,
	2010	2010	2010	2010	2009

Capital expenditures ($)	7,874	4,224	3,987	16,085	8,321
Tenant improvements ($)	8,913	6,060	6,085	21,058	7,908
Leasing commissions ($)	7,968	6,842	5,977	20,787	8,333

	24,755	17,126	16,049	57,930	24,562

(a)	Amounts represent the entity’s expenditures, not our proportionate share.
Section V - Operating Statistics
Page 5.2

Third Quarter 2010
Operating Statistics - Same Store Analysis and Top Customers

(square feet in thousands)
Same Store Analysis - for the three months ended
See definitions in Appendix B.

	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009
	Total	Adjusted	Total	Adjusted	Total	Adjusted	Total	Adjusted
	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)	Portfolio	Portfolio (a)
Sq Ft of Same Store Population	455,722	405,253	447,084	401,506	439,871	399,845	436,238	395,140

Percentage Change in [increase/(decrease)]:
Rental Income	(0.13%)	(4.20%)	(0.83%)	(3.50%)	(0.19%)	(3.15%)	(0.10%)	(2.67%)

Rental Expenses	(1.29%)	(3.45%)	6.81%	6.61%	8.61%	7.15%	6.28%	2.25%

Net Operating Income	0.27%	(4.45%)	(3.36%)	(6.63%)	(3.13%)	(6.39%)	(2.11%)	(4.15%)

Average Leasing	2.07%	(0.73%)	1.76%	(1.23%)	0.73%	(1.89%)	(0.12%)	(2.18%)

Sq Ft of Leasing Activity (b)	23,866	23,052	22,316	21,554	25,556	25,085	24,517	23,560

Percentage Change in Rental Rate Growth (b)	(8.51%)	(8.51%)	(15.74%)	(16.12%)	(12.25%)	(12.34%)	(12.38%)	(11.73%)
Top Customers - Direct Owned

		Percentage of
		Annualized	Number of
Rank	Customer Name	Base Rent	Leases

1	APL (Neptune Orient Lines)	1.91%	12
2	Home Depot, Inc	1.44%	4
3	Ford Motor Company	1.16%	6
4	LG, Inc.	1.00%	5
5	Deutsche Post AG (DHL)	0.88%	14
6	Kellogg Company	0.86%	6
7	Hamakyorex Co., Ltd	0.86%	3
8	Euromarket Designs, Inc.	0.85%	3
9	PepsiCo	0.82%	6
10	Office Depot, Inc.	0.81%	3
11-25	various	9.36%	43

	Total	19.95%	105

Top Customers - Investment Management

		Percentage of
		Annualized Base	Number of
Rank	Customer Name	Rent	Leases

1	Deutsche Post AG (DHL)	3.25%	43
2	CEVA Logistics	2.41%	27
3	Unilever	1.89%	8
4	SNCF Geodis	1.62%	13
5	Kuehne & Nagel	1.61%	17
6	NYK Group	1.44%	15
7	Wincanton Logistics	1.43%	22
8	Home Depot, Inc	1.37%	8
9	Amazon.Com, Inc.	1.19%	7
10	Kraft Foods, Inc.	0.95%	6
11-25	various	9.68%	88

	Total	26.84%	254

(a)	This portfolio includes all same store properties as defined in Appendix B and included in the “Total Portfolio”, adjusted to exclude 172, 156, 136 and 156 completed development properties as of July 1, April 1 and January 1, 2009 and October 1, 2008, respectively, that we still own or manage as of the end of the period.

(b)	Rental rate growth represents the increase (decrease) in rental rates on new leases signed during the period, as compared with the previous rental rates in that same space, within the same store population, as defined.
See Definitions in Appendix B.
Section V - Operating Statistics
Page 5.3

Third Quarter 2010
Operating Statistics - Major Logistics Corridors and Total Portfolio (a)

(in thousands, except for percentage)
Investment in Major Logistics Corridors

			Prorata Share of
	Direct Owned		Investment		Total
	Investment	Percentage	Management	Percentage	PLD Investment	Percentage
U.S.
Los Angeles Basin / Inland Empire	$1,871,019		$567,645		$2,438,664	26%
Chicago	998,577		82,748		1,081,325	11%
San Francisco Bay Area / Central Valley	929,668		51,937		981,605	10%
New Jersey / Eastern Pennsylvania	529,386		275,496		804,882	8%
Dallas	525,612		103,500		629,112	7%
Atlanta	299,679		93,625		393,304	4%
Washington DC / Baltimore	183,889		58,519		242,408	3%
Houston	165,812		59,292		225,104	2%
Miami / South Florida	160,549		32,613		193,162	2%

U.S. investment (percentage of total U.S.)	$5,664,191	77%	$1,325,375	59%	$6,989,566	73%

International
London / Midlands - UK	$306,627		$566,817		$873,444	13%
Tokyo - Japan	767,426		-		767,426	12%
Paris / Le Havre - Central France	89,444		301,563		391,007	6%
Warsaw / Poznan - Central Poland	160,861		212,935		373,796	6%
Osaka - Japan	368,320		-		368,320	6%
Wroclaw / Silesia - Southern Poland	133,196		170,726		303,922	5%
Lyon / Marseille - Southern France	93,018		171,279		264,297	4%
Amsterdam / Rotterdam / Antwerp - Benelux	14,223		198,208		212,431	3%
Cologne / Frankfurt - Western Germany	27,841		160,186		188,027	3%
Munich / Stuggart - Southern Germany	87,062		84,524		171,586	3%
Madrid / Barcelona - Spain	38,277		122,290		160,567	2%
Mexico City - Mexico	130,424		23,931		154,355	2%
Toronto - Canada	46,220		39,034		85,254	1%
Hamburg / Bremen - Northern Germany	-		48,108		48,108	1%

International investment (percentage of total international)	$2,262,939	67%	$2,099,601	68%	$4,362,540	67%

Major logistics corridors (percentage of grand total)	$7,927,130	74%	$3,424,976	64%	$11,352,106	71%

Total Industrial Portfolio

			Prorata Share of
	Direct Owned		Investment		Total
	Investment		Management		PLD Investment
Major U.S. corridors	$5,664,191	53%	$1,325,375	25%	$6,989,566	44%
Major international corridors	2,262,939	21%	2,099,601	39%	4,362,540	27%

Subtotal	7,927,130	74%	3,424,976	64%	11,352,106	71%
Other U.S.	1,655,194	15%	906,698	17%	2,561,892	16%
Other international	1,139,961	11%	1,011,261	19%	2,151,222	13%

Grand total industrial portfolio	$10,722,285	100%	$5,342,935	100%	$16,065,220	100%

(a)	The portfolio includes only industrial properties and is adjusted on a proforma basis for an announced asset disposition, including direct owned and investment management properties, as discussed in footnote 1 to Section II in Appendix A. Our prorata share of investment management reflects our share of the properties based on our percentage ownership in the property fund. Percentages are based on investment dollars.
Section V - Operating Statistics
Page 5.4

Third Quarter 2010
Debt - ProLogis Debt Summary

(dollars in thousands)
Principal Outstanding

	Interest	Due	Outstanding	Outstanding
	Rate(a)	Date	as of 9/30/2010	as of 12/31/2009
Senior notes	5.250%	Nov-10	$190,278	$190,278
Euro notes (€101.3 million)	4.375%	Apr-11	136,522	145,294
Senior notes	5.500%	Apr-12	58,935	280,788
Senior notes	5.500%	Mar-13	61,443	262,066
Senior notes	7.625%	Aug-14	350,000	350,000
Senior notes	7.810%	Feb-15	80,000	100,000
Senior notes	9.340%	Mar-15	27,000	30,000
Senior notes	5.625%	Nov-15	387,930	400,000
Senior notes	5.750%	Apr-16	378,531	400,000
Senior notes	8.650%	May-16	45,000	50,000
Senior notes	5.625%	Nov-16	550,000	550,000
Senior notes	6.250%	Mar-17	300,000	-
Senior notes	7.625%	Jul-17	100,000	100,000
Senior notes	6.625%	May-18	600,000	600,000
Senior notes	7.375%	Oct-19	600,000	600,000
Senior notes	6.875%	Mar-20	800,000	-
Less: discount			(11,294)	(10,521)

Total senior notes	6.469%		4,654,345	4,047,905

Convertible senior notes (2.25% coupon) (b)	5.390%	Apr-12	780,980	1,103,659
Convertible senior notes (1.875% coupon) (b)	5.600%	Jan-13	236,635	709,130
Convertible senior notes (2.625% coupon) (b)	5.860%	May-13	406,250	453,718
Convertible senior notes (c)	3.250%	Mar-15	460,000	-
Less: discount			(84,590)	(188,066)

Total convertible senior notes	4.995%		1,799,275	2,078,441

Fixed rate secured mortgage debt (¥10 billion)	2.740%	Dec-12	116,911	108,190
Variable rate secured mortgage debt (¥0.3 billion)	2.172%	Jun-13	3,602	-
Fixed rate secured mortgage debt	6.500%	Jul-14	101,750	101,750
Variable rate secured mortgage debt (¥14.0 billion) (d)	1.776%	Dec-14	168,087	-
Fixed rate secured mortgage debt (¥3.4 billion)	3.278%	Apr-15	40,821	-
Fixed rate secured mortgage debt	5.470%	Aug-15	124,688	126,415
Fixed rate secured mortgage debt	7.250%	Apr-16	175,124	177,799
Fixed rate secured mortgage debt	7.550%	Jul-19	245,500	245,500
Fixed rate secured mortgage debt	7.580%	Apr-24	188,531	190,230
Fixed rate secured mortgage debt	5.446%	various	64,516	74,547
Debt matured/paid in 2010			—	45,628
Add: premium, net			17,765	20,067

Total secured mortgage debt	5.699%		1,247,295	1,090,126

Assessment bonds	6.473%	various	23,805	24,715

Global line credit facility	2.551%	Aug-12	445,312	736,591

Weighted average interest rate / total debt outstanding	5.813%		$8,170,032	$7,977,778

Principal Maturities - as of September 30, 2010

Summarized by year (in millions)

2010	$196
2011	184
2012	1,437
2013	781
2014	665
2015	1,040
2016	1,113
2017	406
2018	606
2019	852
Thereafter	968
Discount	(96)
Premium	18

Total	$8,170

(a)	Interest rate is based on the stated rate and weighted based on borrowings outstanding as of September 30, 2010, except as noted.

(b)	The interest rates shown represent the effective interest rate (including non-cash amortization). These convertible notes mature in 2037 and 2038. However, the holders of the notes have the right to require us to repurchase their notes for cash on specific dates approximately every five years beginning in 2012 and 2013, and at any time prior to their maturity upon a change in control or, with respect to some of the notes, a termination of trading (each as defined in the notes). We have reflected the maturities in 2012 and 2013 in the schedule of debt maturities based on the cash put date. The holders of the 1.875% notes we issued in November 2007 have the option to convert their notes beginning in November 2012.

(c)	These notes are convertible at any time by holders at an initial conversion rate of 57.8503 shares per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $17.29 per share, subject to adjustment upon the occurrence of certain events. The holders of the notes have the right to require us to repurchase their notes for cash at any time on or prior to the maturity date upon a change in control or a termination of trading (each as defined in the notes).

(d)	We issued this debt in the third quarter of 2010.
Section VI - Debt
Page 6.1

Third Quarter 2010
Debt - ProLogis Debt and Equity

(dollars and shares in thousands)
Global Line of Credit - as of September 30, 2010

Information related to our Global Line (dollars in millions):
Aggregate lender - commitments (a)	$2,326.8
Less:
Borrowings outstanding	445.3
Outstanding letters of credit	95.7

Current availability	$1,785.8

Financing Activity (b)

	Three Months Ended		Nine Months Ended
	September 30, 2010		September 30, 2010
	Principal	Interest Rate	Principal	Interest Rate
Debt issued:
Senior notes:
Due 2017	$-		$300,000	6.250%
Due 2020	-		800,000	6.875%
Convertible senior notes:
Due 2015	-		460,000	3.250%
Secured mortgage debt:
Due 2013	-		86,696	2.130%
Due 2013	-		3,310	2.190%
Due 2014	166,745	1.776%	166,745	1.776%
Due 2015	-		36,727	3.278%

Total debt issued	$166,745		$1,853,478

Debt repaid / repurchased:
Senior notes:
Due 2012	$-		$(221,853)	5.500%
Due 2013	-		(200,623)	5.500%
Due 2015	(12,070)	5.625%	(12,070)	5.625%
Due 2016	(21,469)	5.750%	(21,469)	5.750%
Convertible senior notes:
Due 2012	(42,000)	5.390%	(322,679)	5.390%
Due 2013	(61,000)	5.600%	(472,495)	5.600%
Due 2013	-		(47,468)	5.860%
Secured mortgage debt:
Due 2012	-		(4,910)	6.000%
Due 2012	-		(45,140)	4.090%
Due 2013	-		(4,583)	5.560%
Due 2013	(89,581)	2.190%	(94,893)	2.190%
Total amortization payments during period	(3,989)		(39,626)

Total debt repaid / repurchased	$(230,109)		$(1,487,809)

Global Line activity, net - advances (payments)	$11,388		$(291,279)

Grand total, net activity	$(51,976)		$74,390

Market Capitalization

	Shares or Equivalents	Market Price - as of	Market Value
	Outstanding	September 30, 2010	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$52.75	$105,500
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$23.57	117,850
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$23.45	117,250

	12,000		340,600

Common Shares	477,009	$11.78	5,619,166
Convertible limited partnership units	760	$11.78	8,953

	477,769		5,628,119

Total equity			5,968,719
Total debt			8,170,032

Total market capitalization			$14,138,751

(a)	The aggregate lender commitments under our Global Line are approximately $2.3 billion, subject to currency fluctuations. See Appendix B for details.

(b)	Excludes changes due to foreign exchange rates, if applicable.
Section VI - Debt
Page 6.2

Third Quarter 2010
Debt - Property Fund Debt Summary

(dollars in thousands)
Principal maturities of third party debt for each property fund - as of September 30, 2010

	Wtd. Avg.
	Int. Rate	2010	2011	2012	2013	2014	2015

ProLogis California LLC	7.24%	$-	$-	$-	$-	$137,500	$-
ProLogis North American Properties Fund I (a)	7.59%	122,740	111,750	-	-	-	-
ProLogis North American Properties Funds VI-VIII	5.42%	68	281	625,798	12,422	-	-
ProLogis North American Properties Fund XI	6.92%	150	626	670	413	-	-
ProLogis North American Industrial Fund	5.76%	-	-	52,000	80,000	-	108,665
ProLogis North American Industrial Fund II	6.32%	2,500	10,000	164,000	74,000	526,392	-
ProLogis North American Industrial Fund III	5.74%	655	120,705	87,895	385,571	146,462	-
ProLogis Mexico Industrial Fund	6.63%	-	-	-	-	-	-
ProLogis European Properties	5.59%	-	-	342,620	530,590	1,235,301	-
ProLogis European Properties Fund II (b)	4.97%	-	-	149,830	638,829	477,299	253,164
ProLogis Korea Fund	6.11%	-	16,283	32,741	-	-	-

Total		$126,113	$259,645	$1,455,554	$1,721,825	$2,522,954	$361,829

							Grand
		2016	2017	2018	2019	Discount	Total

ProLogis California LLC		$52,500	$-	$-	$120,000	$-	$310,000
ProLogis North American Properties Fund I		-	-	-	-	-	234,490
ProLogis North American Properties Funds VI-VIII		-	-	-	-	-	638,569
ProLogis North American Properties Fund XI		-	-	-	-	42	1,901
ProLogis North American Industrial Fund		444,000	394,000	165,500	-	-	1,244,165
ProLogis North American Industrial Fund II		136,500	221,000	104,700	-	(7,291)	1,231,801
ProLogis North American Industrial Fund III		-	-	280,000	-	(2,109)	1,019,179
ProLogis Mexico Industrial Fund		-	214,149	-	-	-	214,149
ProLogis European Properties		-	-	-	-	-	2,108,511
ProLogis European Properties Fund II		-	-	-	48,005	-	1,567,127
ProLogis Korea Fund		-	-	-	-	-	49,024

Total		$633,000	$829,149	$550,200	$168,005	$(9,358)	$8,618,916

Principal maturities of third party debt for the property funds combined - as of September 30, 2010
Line of credit information for each property fund, as applicable - as of September 30, 2010

		Total	Debt	Remaining
	Maturity	Commitment	Balance	Capacity
ProLogis European Properties (c)	8/13/2013	$67,385	$4,754	$62,631
ProLogis European Properties Fund II (d)	8/2/2013	101,078	-	101,078

		$168,463	$4,754	$163,709

(a)	The ProLogis North American Properties Fund I expects to refinance the 2010 and 2011 maturities with a new $180 million two-year term loan and capital contributions from the fund partners (our share is $23 million). The new loan has a two-year renewal option and is expected to close in the fourth quarter of 2010.

(b)	On October 15, 2010, ProLogis European Properties Fund II repaid €57.1 million ($80.4 million) of secured mortgage debt that matures in 2013 and expects to repay another €31.8 million on the same debt in November 2010.

(c)	ProLogis European Properties issued a new credit facility with a limit of €50 million, with the ability to increase to €150 million. This line of credit is denominated in euro and British pound. Amount is shown in U.S. dollars using the exchange rate as of September 30, 2010.

(d)	The ProLogis European Properties Fund II credit facility was terminated on July 30, 2010. The fund issued a new credit facility on August 2, 2010, with a limit of €75 million and the ability to increase to €150 million. This line of credit is denominated in euro and British pound. Amount is shown in U.S. dollars using the exchange rate as of September 30, 2010.
Section VI - Debt
Page 6.3

Third Quarter 2010
Debt - ProLogis Debt Covenant Ratios

 Global Line of Credit

		Actual
	Required	Compliance
Financial Covenant	Compliance	at 9/30/2010

Minimum Net Worth	> $6.8 billion	$8.6 billion
Fixed Charge Coverage Ratio	> 1.50	1.76
Unencumbered Debt Service Coverage Ratio	> 1.50	1.99
Maximum Consolidated Leverage to Total Asset Value	< 60%	55%
Restricted Investment Test Limiting Non-Industrial Investments	< 25%	20%
Maximum Secured Debt to Total Asset Value	< 30%	10%
Certain Property NOI to Certain Specified Debt	> 14%	50%
Senior Notes

	Eighth and Ninth
	Supplemental Indenture
		Actual
	Required	Compliance
Financial Covenant	Compliance	at 9/30/2010
Outstanding Indebtedness to Adjusted Total Assets	< 60%	46%
Fixed Charge Coverage Ratio	> 1.5	2.0
Unencumbered Assets Ratio to Unsecured Debt	> 1.5	2.1
Maximum Secured Debt to Adjusted Total Assets	< 40%	7%
See Definitions in Appendix B.
Section VI - Debt
Page 6.4

Third Quarter 2010
Components of Net Asset Value for ProLogis (1)

(in thousands, except for percentages and per square foot)
Direct Owned

		Investment		Inv. Bal.			Annualized
	Sq. Ft.	Balance		per Sq. Ft.	NOI (2)		NOI (2)	% Leased

Operating properties:
Core > 75% leased	124,443	$6,703,224		$54	$108,735		$434,940	98.8%
Core < 75% leased	18,360	877,390		48	5,250		21,000	33.5%
Retail and mixed use	1,150	304,358		265	3,640		14,560	90.5%
Land subject to ground leases and other		372,823			6,143		24,572

Total core and other	143,953	$8,257,795		$55	$123,768		$495,072	90.4%

							Pro Forma
		Investment	Total	TEI	Pro Forma		Annualized
	Sq. Ft.	Balance	Expected Inv.	per Sq. Ft.	NOI (2)		NOI	% Leased

Development properties:
Completed development > 75% leased
North America	15,904	$889,721	$903,733	$57	$14,268		$57,072	97.8%
Europe	10,861	792,988	816,001	75	14,939		59,756	94.5%
Asia	4,828	976,520	984,000	204	15,785		63,140	95.7%

Completed development < 75% leased
North America	5,088	257,887	272,474	54	3,580		14,320	33.4%
Europe	10,035	697,767	749,284	75	13,046		52,184	30.0%
Asia	2,623	456,321	464,966	177	6,551		26,204	35.9%

Total completed development	49,339	$4,071,204	$4,190,458	$85	$68,169		$272,676	73.1%

Properties under development
Build-to-suit:
North America	667	$50,638	$55,831	$84	$1,307		$5,228
Europe	1,681	47,293	112,040	67	2,196		8,784
Asia	178	15,970	37,973	213	549		2,196

Total build-to-suit	2,526	113,901	205,844	81	4,052		16,208

Not build-to-suit:
North America	270	20,152	30,123	112	514		2,056
Asia	1,551	143,797	259,355	167	4,403		17,612

Total not build-to-suit	1,821	163,949	289,478	159	4,917		19,668

Total properties under development	4,347	$277,850	$495,322	$114	$8,969	(3)	$35,876

		Investment			Actual Third
		Balance			Quarter 2010		Year-to-Date

Land held for development		$2,380,914

Development management and other income					$4,784		$8,494

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.1

Third Quarter 2010
Components of Net Asset Value for ProLogis - Continued (1)

(in thousands, except for percentages and per unit)
Investment Management

					ProLogis share	ProLogis share
		Investment		ProLogis share	Annualized	Debt, Net of
		Balance	Sq. Ft.	NOI (4)	NOI	Other Net Assets

ProLogis interest in Funds:
North America		$1,030,679	164,244	$61,918	$247,672	$(2,142,893)
Asia		$21,561	1,734	$482	$1,928	$(9,192)

		Investment	# of	Value per		Calculated
	Sq. Ft.	Balance	Units	Unit (6)	USD / EUR	Value

ProLogis ownership in Europe Funds (5):
PEPR
Common Equity			63,063	€5.99	1.36	$513,736
Preferred Equity			7,016	€6.01	1.36	57,346

Total investment in PEPR	52,977	$493,056				$571,082

PEPF II	50,153	$478,853	86,684	€5.51	1.36	$649,575

					Actual Third
					Quarter 2010	Annualized

Investment management fees					$29,262	$117,048
Investment management expenses					(9,829)	(39,316)

					19,433	77,732

Other Balance Sheet Items

As of
September 30, 2010
Other assets:
Cash and cash equivalents	$17,799
Deposits, prepaid assets and other tangible assets (7)	527,174
Accounts and notes receivable	123,186
Investments in and advances to other unconsolidated investees	328,039

Total other assets	$996,198

Liabilities and preferred equity:
Debt (8)	$8,170,032
Discount on debt, net	78,119

Total debt	8,248,151

Other liabilities, payables, and accrued expenses	916,805
Preferred shares	350,000

Total liabilities and preferred shares	$9,514,956

Total common shares and convertible limited partnership units outstanding (8)	477,769

See Page 7.3 for note references
Section VII - Net Asset Value
Page 7.2

Third Quarter 2010
Notes to Net Asset Value

(1)	The components of Net Asset Value do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform. This disclosure has not been adjusted for the pending disposition discussed in footnote 1 to Section II of Appendix A.
(2)	A reconciliation of our rental income and rental expenses, computed under Generally Accepted Accounting Principles (“GAAP”), to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation is as follows:

(in thousands)	Core	Core - Completed	Total
	and Other	Development	ProLogis

Calculation of pro forma NOI:
Rental income	$177,379	$58,689	$236,068
Rental expenses	(52,724)	(16,371)	(69,095)
Net termination fees and adjustments (a)	(1,421)	(79)	(1,500)

Adjusted NOI	123,234	42,239	165,473
Less: NOI on contributed properties (b)	-	(2,829)	(2,829)

NOI for properties owned at September 30, 2010	123,234	39,410	162,644
Add: proforma adjustment (c)	534	28,759	29,293

Pro forma NOI - GAAP	123,768	68,169	191,937
Straight-lined rents and amortization of lease intangibles (d)	(3,220)	(5,656)	(8,876)

Pro forma NOI - CASH	$120,548	$62,513	$183,061

(a)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(b)	The actual NOI for properties that were contributed and not part of discontinued operations during the three-month period is removed.

(c)	This incremental adjustment is necessary to reflect a full period of NOI for core properties acquired during the quarter and for our Completed Development properties using an estimated stabilized yield.

(d)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(3)	Pro forma NOI for our properties under development is based on current total expected investment and an estimated stabilized yield.

(4)	A reconciliation of rental income and rental expenses, computed under GAAP, to pro forma NOI for purposes of the Net Asset Value calculation for the property funds, excluding PEPR and PEPF II, for the three months ended September 30, 2010 is included below.

	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.		N.A.	Mexico
(in thousands, except percentages)	California	Properties	Properties	Properties	Industrial	Industrial		Industrial	Industrial	Korea
	LLC	Fund I	Funds VI-VIII	Fund XI	Fund	Fund II		Fund III	Fund	Fund

ProLogis’ ownership interest as of 9/30/2010	50.0%	41.3%	20.0%	20.0%	23.1%	37.0	%(a)	20.0%	20.0%	20.0%
Calculation of pro forma NOI:
Rental income	$21,147	$9,977	$21,814	$4,476	$63,293	$38,120		$28,451	$12,053	$2,786
Rental expenses	(4,265)	(2,250)	(5,087)	(1,577)	(17,352)	(9,329)		(6,748)	(2,482)	(374)
Net termination fees and adjustments (b)	(62)	-	38	-	(470)	29		12	-	-
Certain fees paid to ProLogis (c)	165	96	220	53	637	400		315	79	-

Adjusted NOI	16,985	7,823	16,985	2,952	46,108	29,220		22,030	9,650	2,412
Less: actual NOI on certain properties (d)	-	-	-	-	-	-		-	-	-
Add: stabilized NOI on certain properties (e)	-	-	-	-	-	-		-	-	-

Pro forma NOI - GAAP	16,985	7,823	16,985	2,952	46,108	29,220		22,030	9,650	2,412
Straight-lined rents and amortization of lease intangibles (f)	(731)	119	(124)	(28)	(1,339)	(220)		(477)	-	95

Pro forma NOI - CASH	$16,254	$7,942	$16,861	$2,924	$44,769	$29,000		$21,553	$9,650	$2,507

Pro forma NOI - GAAP (ProLogis share)	$8,493	$3,231	$3,397	$590	$10,651	$29,220		$4,406	$1,930	$482

(a)	Our aggregate ownership interest in the North American funds has been adjusted to reflect 100% of the NOI of North American Industrial Fund II (“NAIF II”), versus our GAAP ownership interest of 37.0%, to account for our preferred interest in NAIF II.

(b)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(c)	These miscellaneous fees are added back as an offset to rental expense because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(d)	The NOI for properties that were acquired or disposed of during the three-month period is removed.

(e)	NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period.

(f)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
Section VII - Net Asset Value
Page 7.3

Third Quarter 2010
Notes to Net Asset Value

(5)	PEPR and PEPF II are subject to valuations under International Financial Reporting Standards (IFRS).

(6)	Value per unit for common equity of PEPR is based on PEPR’s estimated IFRS net asset value as of June 30, 2010 and preferred equity is based on the closing price of PEPR preferred units on the Euronext Amsterdam stock exchange as of September 30, 2010. PEPR’s closing price of common units on the Euronext Amsterdam stock exchange was €4.425 on September 30, 2010. Value per unit for common equity is based on PEPF II’s estimated IFRS net asset value as of September 30, 2010.

(7)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets — Other Investments”. This includes $127.3 million of rent leveling assets.

(8)	Debt includes $460 million of debt that is convertible by the holders at any time at an initial conversion rate of 57.8503 common shares per $1,000 note outstanding. The potential convertible shares are not included in our total common shares and convertible limited partnership units outstanding at September 30, 2010.
Section VII - Net Asset Value
Page 7.4

Third Quarter 2010
Appendix A – Notes to Supplemental Information

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information about us and our business. Certain amounts from previous periods presented in this Supplemental Information have been reclassified to conform to the 2010 presentation. Please also read the Definitions included in Appendix B.
Notes to Section II- Financial Statements
Our direct owned segment represents the direct, long-term ownership of industrial properties. Our investment strategy in this segment focuses primarily on the ownership and leasing of industrial properties in key distribution markets. We consider these properties to be our Core Portfolio. Also included in this segment are operating properties we developed that we refer to as Completed Development Properties. Our intent is to hold and use the Core and Development properties, however, depending on market and other conditions, we may contribute either Core or Development properties to the property funds or sell to third parties. When we contribute or sell Development properties, we recognize FFO to the extent the proceeds received exceed our original investment (i.e. prior to depreciation) and present the results as Net Gains on Dispositions. In addition, we have industrial properties that are currently under development and land available for development that are part of this segment as well. We may develop the land or sell to third parties, depending on market and other conditions. The investment management segment represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
(1)	On October 18, 2010, we announced that we had entered into a definitive agreement to sell a portfolio of industrial properties and several equity method investments to a single buyer for approximately $1.02 billion. The industrial portfolio includes approximately 180 properties with 23 million square feet that were 95.6% leased at September 30, 2010 and had net operating income of approximately $19.1 million for the three months ended September 30, 2010. The equity method investments include our 20% ownership interest in three property funds (ProLogis North American Properties Fund VI-VIII) and an investment in an unconsolidated joint venture that owns a hotel property and adjacent land. We expect the sale, which is subject to customary closing conditions, to close later in the fourth quarter and result in an approximate $200 million net gain for GAAP earnings purposes. We will continue to provide property management services for the industrial properties that were previously owned directly by us and by the property funds.

(2)	During the three and nine months ended September 30, 2010 and 2009, in connection with our announced initiatives to stagger and extend our debt maturities and reduce debt, we repurchased portions of several series of senior and convertible senior notes outstanding with maturities in 2012, 2013, 2015 and 2016. In addition, in the first and third quarters of 2010, we repaid certain secured mortgage debt in connection with the sale of two properties in Japan. The repurchase activity is summarized as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Convertible Senior Notes (a):
Original principal amount	$103,000	$15,000	$842,642	$536,257
Cash purchase price	$97,181	$13,028	$791,603	$351,106

Senior Notes:
Original principal amount	$33,539	$20,000	$456,015	$363,192
Cash purchase price	$33,102	$19,925	$482,484	$322,015
Secured Mortgage Debt:
Original principal amount	$89,581	$227,017	$134,721	$227,017
Cash repayment price	$90,402	$227,017	$137,061	$227,017

Total:
Original principal amount	$226,120	$262,017	$1,433,378	$1,126,466
Cash purchase / repayment price	$220,685	$259,970	$1,411,148	$900,138
Gain (loss) on early extinguishment of debt, net (b)	$(1,791)	$12,010	$(48,449)	$173,218

(a)	Although the cash purchase price is less than the principal amount outstanding, the repurchase of these notes resulted in a non-cash loss in 2010 due to the non-cash discount. Therefore, we adjusted for this non-cash loss to arrive at FFO, excluding significant non-cash items.

(b)	Represents the difference between the recorded debt (including unamortized related debt issuance costs, premiums and discounts) and the consideration we paid to retire the debt. Of the loss referred to above, the non-cash loss of $1.8 million and $16.0 million for the three and nine months ended September 30, 2010, respectively, are adjusted back to arrive at FFO, excluding significant non-cash items.
(3)	In our Consolidated Statements of Operations, rental income includes the following (in thousands):
Appendix A
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Third Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II- Financial Statements (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Rental income	$177,012	$165,385	$513,023	$487,443
Rental expense recoveries	50,169	47,278	152,418	147,522
Straight-lined rents	8,887	7,826	30,375	26,287

	$236,068	$220,489	$695,816	$661,252

(4)	On February 9, 2009, we sold our operations in China and our property fund interests in Japan to affiliates of GIC Real Estate, the real estate investment company of the Government of Singapore Investment Corporation, for total cash consideration of $1.3 billion ($845 million related to China and $500 million related to the Japan investments).
In connection with the sale of our investments in the Japan property funds, we recognized a gain of $180.2 million. The gain is reflected as CDFS Proceeds in our Consolidated Statements of Operations and FFO, as it represents previously deferred gains on the contribution of development properties to the property funds based on our ownership interest in the property funds at the time of original contribution. We also recognized $20.5 million in current income tax expense related to the Japan portion of the transaction. We continued to manage the Japan properties until July 2009 at which time we earned a termination fee of $16.3 million that is included in Property Management and Other Fees and Incentives in our Consolidated Statements of Operations and FFO.
(5)	In the fourth quarter of 2008, in response to the difficult economic climate, we initiated general and administrative expense (“G&A”) reductions. These initiatives included a Reduction in Workforce (“RIF”) program and reductions to other expenses through various cost savings measures. Lower gross G&A and less development activity has resulted in lower capitalized G&A. Our G&A included in our Statements of Operations consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Gross G&A expense	$59,795	$65,060	$190,529	$212,221
Reported as rental expense	(4,988)	(4,872)	(14,822)	(14,660)
Reported as investment management expenses	(9,829)	(10,186)	(30,079)	(31,581)
Capitalized amounts	(10,019)	(11,370)	(29,742)	(37,655)

Net G&A	$34,959	$38,632	$115,886	$128,325

(6)	The following table presents the components of Interest Expense as reflected in our Consolidated Statements of Operations (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Gross interest expense	$114,291	$91,349	$332,525	$281,585
Amortization of discount, net	10,880	15,706	38,412	51,049
Amortization of deferred loan costs	6,110	4,941	20,027	11,191

Interest expense before capitalization	131,281	111,996	390,964	343,825
Capitalized amounts	(11,048)	(22,158)	(41,832)	(78,006)

Net interest expense	$120,233	$89,838	$349,132	$265,819

Gross interest expense increased in 2010 from 2009 due to increased borrowing rates. The decrease in capitalized amounts in 2010 from 2009 is due to less development activity.
(7)	Included in Net Gains on Dispositions of Real Estate Properties for the three and nine months ended September 30, 2010 are gains of $6.5 million and $7.6 million, respectively, from the sale of real estate properties that were previously impaired.
Appendix A
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Third Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
(8)	Included in Foreign Currency Exchange Gains (Losses), Net, for the nine months ended September 30, 2010 and 2009, are net foreign currency exchange gains or losses from the remeasurement of inter-company loans between the U.S. and our consolidated subsidiaries in Japan and Europe due to the fluctuations in the exchange rates of U.S. dollars to the yen, the euro and pound sterling between January 1st and September 30th of the applicable years. We do not include the gains and losses related to inter-company loans in our calculation of FFO.

(9)	The operations of the properties held for sale and properties that are disposed of to third parties during a period, including the aggregate net gains recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations for all periods presented.

During the nine months ended September 30, 2010, we disposed of 13 properties to third parties aggregating 1.4 million square feet, 2 of which were development properties. During all of 2009, other than our China operations, we disposed of land subject to ground leases and 140 properties aggregating 14.8 million square feet to third parties, 3 of which were development properties.

The income attributable to these properties and our China operations was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Rental income	$184	$4,737	$1,603	$50,429
Rental expenses	(231)	(1,012)	(875)	(14,903)
Depreciation and amortization	(83)	(950)	(336)	(11,534)
Other expenses, net	-	-	-	(576)

Income (loss) attributable to disposed properties	$(130)	$2,775	$392	$23,416

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the gains from disposition of land parcels and Completed Development Properties in the calculation of FFO, including those classified as discontinued operations.

(10)	The net gains on dispositions of real estate properties presented in our Consolidated Statements of FFO are net of related taxes of $2.0 million and $2.9 million for the three and nine months ended September 30, 2010, respectively.
Notes to Section IV - Investment Management
(1)	Included in North American funds are 10 property funds. As of January 1, 2010, we are excluding two North American funds from the Supplemental Package (see page 4.2). We contributed one property to ProLogis North American Industrial Fund during the first quarter of 2010.

(2)	The European funds include PEPR and PEPF II. We contributed five completed development properties in the third quarter of 2010 and one completed development property and 41 acres of land to PEPF II during the second quarter of 2010.

(3)	Represents the ProLogis Korea Fund.

(4)	Certain property funds in North America and Europe have interest rate swap contracts that were designated as cash flow hedges to mitigate the volatility in interest rates that no longer met the requirements for hedge accounting. The changes in the fair value of these contracts are recorded through earnings. When these interest rate swap contracts are settled, the realized gain or loss is recorded in interest expense and included in our calculation of FFO. There was no activity for derivatives included in FFO for the three months ended September 30, 2010 and our share of losses for the three months ended September 30, 2009 were $3.0 million. Our share of realized losses for the nine months ended September 30, 2010 and 2009 were $6.0 million and $13.9 million, respectively.

(5)	Included in our share of the property fund’s net earnings are items that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred gains and fees that were not recognized when earned by us due to our ownership interest in the property fund. In our Consolidated Statements of FFO, deferred gains and fees are only recognized when the underlying property is sold to a third party by the property fund and are reflected as Net Gains on Dispositions of Real Estate Properties.

(6)	Represents interest income earned from notes receivables, if any, from the property funds, along with dividend income earned from our investment in PEPR’s preferred units.

(7)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, construction, development, financing and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing, construction, development and financing fees). We defer an amount of these types of fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation or interest expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method — see note (5).
Appendix A
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Third Quarter 2010
Appendix A - Notes to Supplemental Information

Notes to Section II - Financial Statements (continued)
In addition, in 2010, we are developing a building for PEPF II for which we will earn fees. We record these fees in Development Management and Other Income in our Consolidated Statements of Operations and FFO.

(8)	Includes only those fees earned from the property funds in which we have ownership interests that are accounted for by the equity method. In addition, we earn fees from the management of properties owned by certain joint ventures.
Appendix A
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Third Quarter 2010
Appendix B - Definitions

Core - Completed Development Portfolio – Includes industrial operating properties we developed.
Core Portfolio – Includes all industrial operating properties that we own directly, excluding the completed development portfolio.
Debt Covenants –
Credit Facility – On June 30, 2010, we amended our facility (the “Global Line”) to reduce the size of the aggregate commitments to $2.25 billion (subject to currency fluctuations), by eliminating the Korea won and Canadian dollar tranches and reducing the Euro and Yen tranches. In addition to reducing the commitments, among other amended items, we eliminated the borrowing base covenant and replaced it with a debt yield covenant that requires us to maintain a ratio of net operating income from certain unencumbered properties to certain specified debt, as of the last day of each fiscal quarter.
We may draw funds from a syndicate of banks in U.S. dollars, euros, Japanese yen, British pound sterling and Canadian dollars under the U.S. tranche. Based on our public debt ratings and a pricing grid, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding (2.55% per annum at September 30, 2010 based on a weighted average using local currency rates). The facility matures on August 12, 2012.
The covenants are calculated based on the definitions as defined within the Global Line agreement and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under the Indenture for our Senior Notes below. As of September 30, 2010, we were in compliance with all of our covenants under this agreement.
Senior Notes – We have approximately $6.3 billion of senior notes outstanding as of September 30, 2010, that have been issued under the 1995 indenture (“Original Indenture”) or supplemental indentures. We refer to the Original Indenture, as amended by supplemental indentures, collectively as the “Indenture”. All senior notes, other than the convertible senior notes, issued under the Indenture are subject to one consistent set of financial covenants, defined terms and thresholds for certain events of default.
The covenants are calculated based on the definitions as defined within the Indenture and may be different than similar terms in our Consolidated Financial Statements as provided in our Forms 10-K and 10-Q or with the covenants under our Global Line above. As of September 30, 2010, we were in compliance with all applicable covenants.
FFO, FFO including significant non-cash items, FFO excluding significant non-cash items (collectively referred to as “FFO”) – FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land, development properties and properties acquired in our CDFS business segment, as well as our proportionate share of the gains and losses from dispositions recognized by the property funds, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Appendix B
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Third Quarter 2010
Appendix B - Definitions

FFO, including significant non-cash items
To arrive at FFO, including significant non-cash items, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage foreign currency and interest rate risks.
We calculate FFO, including significant non-cash items for our unconsolidated investees on the same basis as we calculate our FFO, including significant non-cash items.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, including significant non-cash items, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
FFO, excluding significant non-cash items
When we began to experience the effects of the global economic crises in the fourth quarter of 2008, we decided that FFO, including significant non-cash items, did not provide all of the information we needed to evaluate our business in this environment. As a result, we developed FFO, excluding significant non-cash items to provide additional information that allows us to better evaluate our operating performance in this unprecedented economic time.
To arrive at FFO, excluding significant non-cash items, we adjust FFO, including significant non-cash items, to exclude the following items that we recognized directly or our share recognized by our unconsolidated investees:
Non-recurring items
(i)	impairment charges related to the sale of our China operations;

(ii)	impairment charges of goodwill; and

(iii)	our share of the losses recognized by PEPR on the sale of its investment in PEPF II.
Recurring items
(i)	impairment charges of completed development properties that we contributed or expect to contribute to a property fund;

(ii)	impairment charges of land or other real estate properties that we sold or expect to sell;

(iii)	impairment charges of other non-real estate assets, including equity investments;

(iv)	our share of impairment charges of real estate that is sold or expected to be sold by an unconsolidated investee; and

(v)	gains or losses from the early extinguishment of debt.
We believe that these items, both recurring and non-recurring, are driven by factors relating to the fundamental disruption in the global financial and real estate markets, rather than factors specific to the company or the performance of our properties or investments.
The impairment charges of real estate properties that we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. In order to generate liquidity, we decided to sell our China operations in the fourth quarter of 2008 at a loss and, therefore, we recognized an impairment charge. Also, to generate liquidity, we have contributed or intend to contribute certain completed properties to property funds and sold or intend to sell certain land parcels or properties to third parties. To the extent these properties are expected to be sold at a loss, we record an impairment charge when the loss is known. The impairment charges related to goodwill and other assets that we have recognized were similarly caused by the decline in the real estate markets.
Certain of our unconsolidated investees have recognized and may continue to recognize similar impairment charges of real estate that they expect to sell, which impacts our equity in earnings of such investees.
In connection with our announced initiatives to reduce debt and extend debt maturities, we have purchased portions of our debt securities. As a result, we recognized net gains or losses on the early extinguishment of certain debt. Certain of our unconsolidated investees have recognized or may recognize similar gains or losses, which impacts our equity in earnings of such investees.
Appendix B
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Third Quarter 2010
Appendix B - Definitions

During this turbulent time, we have recognized certain of these recurring charges and gains over several quarters since the fourth quarter of 2008 and we believe it is reasonably likely that we may recognize similar charges and gains in the near future. As we continue to focus on generating liquidity, we believe it is likely that we may recognize additional impairment charges of assets that we or our unconsolidated investees will sell in the near future. We believe that as the economy stabilizes, our liquidity needs change and the remaining capital available to the existing unconsolidated property funds to acquire our completed development properties expires (existing capital commitments expired in August of 2010), the potential for impairment charges on real estate properties will diminish to an immaterial amount. As we continue to monetize our land bank through development or dispositions, we may dispose of this land at a gain or loss. We may also dispose of other non-strategic assets at a gain or loss. However, we do not expect that we will adjust our FFO measure for these gains or losses after 2010.
We analyze our operating performance primarily by the rental income of our real estate, net of operating, administrative and financing expenses, which is not directly impacted by short-term fluctuations in the market value of our real estate or debt securities. As a result, although these significant non-cash items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.
As described above, we began using FFO, excluding significant non-cash items, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
As the impact of these recurring items dissipates, we expect that the usefulness of FFO, excluding significant non-cash items will similarly dissipate and we will go back to using only FFO, including significant non-cash items.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property dispositions represent changes in the value of the disposed properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

•	The non-cash impairment charges that we exclude from our FFO, excluding significant non-cash items, have been or may be realized as a loss in the future upon the ultimate disposition of the related real estate properties or other assets through the form of lower cash proceeds.

•	The gains on extinguishment of debt that we exclude from our FFO, excluding significant non-cash items, provides a benefit to us as we are settling our debt at less than our future obligation.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP and the rest of the disclosures we file with the SEC to fully understand our FFO measures and the limitations on its use.
Net Asset Value – We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, in this Supplemental Report, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Operating Segments:
Direct Owned Segment – represents the direct long-term ownership of industrial properties, including development of properties.
Investment Management Segment – represents the investment management of unconsolidated property funds and joint ventures and the properties they own.
Same Store – We evaluate the operating performance of the operating properties we own and manage using a “same store” analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance
Appendix B
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Third Quarter 2010
Appendix B - Definitions

measures. We include properties owned by us, and properties owned by the industrial property funds and joint ventures that are managed by us (referred to as “unconsolidated investees”), in our same store analysis. We have defined the same store portfolio, for the quarter ended September 30, 2010, as those operating properties that were in operation at July 1, 2009 and have been in operation throughout the full periods in both 2010 and 2009. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and net operating income in the same store portfolio are generally the same as for the total portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods, to derive the same store results.
Same store rental income – includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.
Same store rental expense – represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).
Same store average leasing – represents the change in the average leased percentage for all periods presented.
Same store rental rate growth– represents the change in effective rental rates, on new leases signed during the period, as compared with the previous effective rental rates in that same space.
Turnover costs — Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
Appendix B
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